UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Infinity Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee Computer on table below in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1100 Massachusetts Avenue Floor 4 Cambridge, MA 02138 Tel: (617) 453-1000 Fax: (617) 453-1001 www.infi.com
April 25, 2022
Dear Stockholder:
You are cordially invited to attend our 2022 Annual Meeting of Stockholders to be held at 8:30 a.m. Eastern Time on Thursday, June 16, 2022 at Infinity Pharmaceuticals, Inc., 1100 Massachusetts Avenue, Floor 4, Cambridge, Massachusetts 02138.
The Notice of 2022 Annual Meeting and Proxy Statement that accompany this letter provides instructions regarding how to attend the Annual Meeting and describe the items to be voted on at the Annual Meeting. We hope you will be able to attend and participate in the meeting. Whether or not you plan to attend, please review the accompanying materials carefully and take the time to cast your vote – it is important that your shares be represented and voted at the Annual Meeting.
On behalf of your Board of Directors and our community of citizen-owners, we would like to thank you for your continued support of, and interest in, Infinity.
Yours sincerely,

Adelene Q. Perkins
Chair of the Board and Chief Executive Officer

INFINITY PHARMACEUTICALS, INC.

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Location of Annual Meeting: 1100 Massachusetts Avenue, Floor 4, Cambridge, Massachusetts 02138

Date of Annual Meeting: June 16, 2022
To Our Stockholders:
We invite you to our 2022 Annual Meeting of Stockholders on Thursday, June 16, 2022 at 8:30 a.m., Eastern Time (which we refer to as the “Annual Meeting”). Stockholders of record at the close of business on April 18, 2022 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Our stock transfer books will remain open for the purchase and sale of our common stock.
At the meeting, stockholders will consider and vote upon the following matters:
1.	the election of eight directors to serve for a one-year term expiring at the 2023 annual meeting of stockholders;
2.	an advisory vote on the approval of the compensation of our named executive officers;
3.	the amendment of our 2019 Equity Incentive Plan to reserve an additional 6,500,000 shares of common stock for issuance thereunder;
4.	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
5.	the transaction of such other business as may properly come before the meeting or any adjournment thereof.
If you are a stockholder of record, you may submit your proxy (1) over the Internet at www.proxyvote.com, (2) by telephone at 1-800-690-6903, or (3) by mail, or you may vote in person at the meeting. For specific instructions, please refer to the second page of the accompanying proxy statement and the instructions on the proxy card relating to the Annual Meeting. Proxies submitted over the Internet or by telephone must be received by 11:59 p.m. Eastern Time on June 15, 2022.
If you are a stockholder whose shares are held in “street name” by a bank or brokerage firm, your bank or brokerage firm will provide you a voting instruction form, which you may use to direct how your shares will be voted. You must instruct your broker how to vote with respect to the election of directors (Proposal 1), the advisory vote on the compensation of our named executive officers (Proposal 2), and the amendment to our 2019 Equity Incentive Plan (Proposal 3) because your broker cannot exercise its discretion to vote on these proposals on your behalf. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your voting instruction form.
We hope that you will attend the Annual Meeting. Whether or not you plan to attend, we urge you to vote your shares over the Internet or by telephone, or to complete, date, sign and return the enclosed proxy card in the accompanying postage-prepaid envelope. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation is appreciated. Stockholders who attend the meeting may vote their stock personally, even if they have previously submitted their proxies.
By Order of the Board of Directors,

Seth A. Tasker
Senior Vice President, Chief Business Officer, and Secretary
Cambridge, Massachusetts
April 25, 2022

INFINITY PHARMACEUTICALS, INC.

PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

Location of Annual Meeting: 1100 Massachusetts Avenue, Floor 4, Cambridge, Massachusetts 02138

Date of Annual Meeting: June 16, 2022
This proxy statement contains information about our 2022 Annual Meeting of Stockholders, which will be held on Thursday, June 16, 2022, beginning at 8:30 a.m. Eastern Time at 1100 Massachusetts Avenue, Floor 4, Cambridge, Massachusetts 02138, and which we refer to as the “Annual Meeting.” Stockholders of record at the close of business on April 18, 2022 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. You may obtain further directions to the Annual Meeting by contacting our investor relations department at 1100 Massachusetts Avenue, Floor 4, Cambridge, Massachusetts 02138; telephone: (617) 453-1198; e-mail: irpr_info@infi.com.
This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on your proxy, it will be voted in accordance with the recommendations of our Board of Directors. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary, Seth A. Tasker, written notice to that effect. He may be contacted at 1100 Massachusetts Avenue, Floor 4, Cambridge, Massachusetts 02138; telephone: (617) 453-1312; e-mail: seth.tasker@infi.com.
These proxy materials, together with our annual report to stockholders for our 2021 fiscal year, will first be mailed to stockholders on or about April 25, 2022.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on June 16, 2022 at 8:30 AM Eastern Time at
1100 Massachusetts Avenue, Floor 4, Cambridge, Massachusetts, 02138

This proxy statement and our annual report to stockholders for the 2021 fiscal year are available for viewing, printing and downloading at www.infi.com/proxy.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Q.	What is the purpose of the Annual Meeting?	A.	At the Annual Meeting, stockholders will consider and vote on the following matters:

			1.	the election of eight directors to serve for a one-year term expiring at the 2023 annual meeting of stockholders;
			2.	an advisory vote on the approval of the compensation of our named executive officers;
			3.	approval of the amendment of our 2019 Equity Incentive Plan to reserve an additional 6,500,000 shares of common stock for issuance thereunder;
			4.	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
			5.	the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

Q.	Who can vote?	A.	To be able to vote, you must have been a stockholder of record at the close of business on April 18, 2022. This date is the record date for the Annual Meeting.

Stockholders of record at the close of business on April 18, 2022 are entitled to vote on each proposal at the Annual Meeting. The number of outstanding shares entitled to vote on each proposal at the meeting is 89,155,311 shares of our common stock. The list of our stockholders of record will be available, via link, during the Annual Meeting. In addition, we will make available a list of stockholders of record as of the record date for inspection by stockholders for any purpose germane to the Annual Meeting during the ten days preceding the Annual Meeting. To access the stockholder list during this time, please send your request, and proof of ownership, by email to irpr_info@infi.com.

Q.	How many votes do I have?	A.	Each share of our common stock that you owned on the record date entitles you to one vote on each of the eight director-nominees and one vote on each other matter voted on at the Annual Meeting.

Q.	Is my vote important?	A.
Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you and cast your vote as soon as possible.

Q.	How do I vote?	A.	If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank or brokerage firm, you may vote in one of four ways:

1.
You may vote over the Internet. If you have Internet access, you may vote your shares at www.proxyvote.com by following the instructions on that site or on the “Vote by Internet” instructions on the enclosed proxy card.

			2.	You may vote by telephone. You may vote your shares by calling 1-800-690-6903 and following the instructions provided or following the “Vote by Phone” instructions on the enclosed proxy card.
3.
You may vote by mail. You may vote by completing and signing the proxy card enclosed with this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it from the United States. The shares you own will be voted according to your completed proxy card. If you sign and return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors.

4.
You may vote in person at the Annual Meeting. If you attend the meeting, you may vote by delivering your completed proxy card in person or by completing a ballot. Ballots will be available at the meeting.

Our Board of Directors recommends that you vote “FOR” each of the nominees for director and “FOR” Proposals 2, 3, and 4.

Q.	Can I change my vote after I have mailed my proxy card or after I have voted my shares over the Internet or by telephone?	A.	Yes. You can change your vote and revoke your proxy at any time before the polls close at the meeting. To do so you must do one of the following:

			1.	Sign another proxy card with a later date;
			2.	Give our corporate secretary written notice before or at the meeting that you want to revoke your proxy; or
			3.	Vote online during the meeting.

Your attendance at the Annual Meeting alone will not change your vote or revoke your proxy.

Q.	Can I vote if my shares are held by a bank or brokerage firm in “street name”?	A.
If the shares you own are held in the name of a bank or brokerage firm, also known as “street name,” that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares held in “street name,” you will need to follow the directions your bank or brokerage firm provides you. Many brokers also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal 4) is such a “discretionary” item. However, your bank or brokerage firm will not be allowed to vote your shares with respect to certain “non-discretionary” items. The election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 2), and the amendment to our 2019 Equity Incentive Plan (Proposal 3) are such “non-discretionary” items. If you do not instruct your bank or brokerage firm how to vote with respect to these “non-discretionary” items, your bank or brokerage firm will not vote with respect to those proposals and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in street name by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

If your shares are held in street name, you must bring an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the record date in order to vote those shares at the meeting, and you will need to obtain a proxy card from your bank or brokerage firm.

Q.	How do I vote my 401(k) shares?	A.
If you participate in the Infinity Pharmaceuticals Stock Fund through the Company’s 401(k) Plan and Trust, or 401(k) Plan, your proxy will also serve as a voting instruction for Principal Trust Company, or Principal, which serves as trustee of the 401(k) Plan, with respect to shares of our common stock held in your 401(k) Plan account, or 401(k) Plan shares, as of the record date. You should sign the proxy card and return it in the enclosed envelope to Broadridge Financial Solutions, Inc., or you may submit your proxy over the Internet or by telephone by following the instructions on the enclosed proxy card. Broadridge will notify Principal of the manner in which you have directed your 401(k) Plan shares to be voted. Principal will vote your 401(k) Plan shares as of the record date in the manner that you direct. If Broadridge does not receive your voting instructions from you by 11:59 p.m. Eastern Time on June 13, 2022, Principal will vote your 401(k) plan shares in the same proportion as those 401(k) shares for which Principal has received proper direction for such matter.

Q.	What constitutes a quorum?	A.
In order for business to be conducted at the meeting, a quorum must be present online during the Annual Meeting or represented by valid proxies. For each of the proposals to be presented at the meeting, a quorum consists of the holders of a majority of the shares of common stock issued and outstanding on April 18, 2022, the record date, or at least 44,577,656 shares.

Shares of common stock represented online during the Annual Meeting or by proxy (including broker non-votes and shares that abstain or do not vote with respect to a particular proposal to be voted upon) will be counted for the purpose of determining whether a quorum exists at the meeting for that proposal.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

Q.	What vote is required for each item, and how will votes be counted?	A.
Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card, whether submitted by mail, over the Internet or by telephone, or on a ballot voted in person at the Annual Meeting.

Proposal 1: Election of directors. Under our bylaws, a nominee will be elected to our Board of Directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election. If the shares you own are held in street name by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If you do not instruct your bank or brokerage firm how to vote with respect to this proposal, your bank or brokerage firm will not vote with respect to this proposal. Abstentions and broker non-votes do not count as votes “for” or “against” and therefore have no effect on the outcome of the voting. If an uncontested incumbent director nominee does not receive a majority of votes “for” his or her election, under Delaware law the director would continue to serve on the Board of Directors as a “holdover director.” However, under the director election provision of our bylaws, any incumbent director who is a holdover director whose successor has not been elected by stockholders would be required to offer to resign from our Board of Directors. Our Board of Directors, acting through the Nominating and Corporate Governance Committee, will then decide whether to accept or reject the resignation, or whether other action should be taken. We will publicly disclose our Board of Directors’ decision and its reasoning with regard to the tendered resignation.

Proposal 2: Advisory Vote on the Compensation of our Named Executive Officers. The approval of the advisory vote on the compensation of our named executive officers requires the affirmative vote of the holders of a majority in voting power of shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. If the shares you own are held in street name by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If you do not instruct your bank or brokerage firm how to vote with respect to this proposal, your bank or brokerage firm will not vote your shares with respect to this proposal. These broker non-votes will have no effect on the outcome of the voting. If you vote to “abstain” on this proposal, your shares will not be voted “for” or “against” the proposal, which has the same effect as a vote against the proposal.

Proposal 3: Approval of Amendment to our 2019 Equity Incentive Plan. Under our bylaws, the affirmative vote of a majority of the total voting power of shares of our common stock present in person at the annual meeting or by proxy and entitled to vote on the proposal is needed to approve the amendment to the 2019 Equity Incentive Plan and reserve 6,500,000 additional shares of our common stock for future issuance under the plan. If the shares you own are held in street name by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If you do not instruct your bank or brokerage firm how to vote with respect to this proposal, your bank or brokerage firm will not vote with respect to this proposal. These broker non-votes will have no effect on the outcome of the voting. If you vote to “abstain” on this item, your shares will not be voted “for” or “against” the proposal, which has the same effect as a vote against the proposal.

Proposal 4: Ratification of the appointment of our independent registered public accounting firm. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 requires the affirmative vote of the holders of a majority in voting power of shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. If the shares you own are held in street name by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If you do not provide instructions, the bank or brokerage firm may vote your shares or leave them unvoted resulting in a broker non-vote. These broker non-votes will have no effect on the outcome of the voting. If you vote to “abstain” from voting, your shares will not be voted “for” or “against” the proposal, which has the same effect as a vote against the proposal.

Q.	Who will count the votes?	A.	The votes will be counted, tabulated and certified by Broadridge Financial Solutions, Inc.

Q.	Will my vote be kept confidential?	A.
Yes, your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the Board of Directors. The inspector of election will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure on your proxy card.

Q.	How does the Board of Directors recommend that I vote on the proposals?	A.
Our Board of Directors recommends that you vote:

FOR the election of each of the eight nominees to serve on our board of directors, each for a one-year term;
FOR the approval of the advisory vote on the compensation of our named executive officers;
FOR the approval of the amendment to our 2019 Equity Incentive Plan to reserve an additional 6,500,000 shares of our common stock for future issuance under that plan; and
FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Q.	Will any other matters be voted on at this meeting?	A.
We do not know of any other matters that may come before the Annual Meeting. If any other matters are properly presented at the meeting, the persons named on the accompanying proxy card intend to vote, or otherwise act, in accordance with their judgment on those matters. Our bylaws establish the process for a stockholder to bring a matter before a meeting. See the question “How and when may I submit a stockholder proposal, including a stockholder nomination for director, for the 2023 annual meeting?” below.

Q.	Where can I find the voting results?	A.	We expect to report the voting results in a Form 8-K filed with the U.S. Securities and Exchange Commission, or SEC, within four business days of the date of our Annual Meeting.

Q.	How and when may I submit a stockholder proposal, including a stockholder nomination for director, for the 2023 annual meeting?	A.
In accordance with the rules of the SEC, if you are interested in submitting a proposal to be included in the proxy statement for our 2023 annual meeting of stockholders, we must receive your proposal, addressed to Seth A. Tasker, Senior Vice President, Chief Business Officer and Secretary, Infinity Pharmaceuticals, Inc., 1100 Massachusetts Avenue, Floor 4, Cambridge, Massachusetts 02138, no later than December 26, 2022.

In addition, our bylaws require that we be given advance written notice for nominations for election to our board of directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. We must receive such proposals not later than the close of business on March 18, 2023, nor earlier than the close of business on February 16, 2023. If the date of our 2023 annual meeting of stockholders is before May 17, 2023 or after August 25, 2023, we must receive such proposals not earlier than the close of business on the 120th day prior to the 2023 annual meeting of stockholders nor later than the 10th day following the date of the first public announcement of such meeting. To submit a proposal, a stockholder must send a notice containing the supporting information set forth in our bylaws to Mr. Tasker at the address provided above.

Q.	Who will bear the costs of soliciting these proxies?	A.
We will bear the costs of solicitation of proxies. In addition to these proxy materials, our directors, officers and citizen-owners may solicit proxies by telephone, e-mail, facsimile and personal contact, without additional compensation. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of shares of our common stock that they hold in their names. We will reimburse brokers, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

Q.	How can I obtain an Annual Report on Form 10-K?	A.
Our annual report on Form 10-K for the fiscal year ended December 31, 2021 is available on our website at www.infi.com, as well as on the SEC's online EDGAR Database. If you would like a copy of our annual report on Form 10-K, including the financial statements, or any of its exhibits, we will send you one without charge. Please contact Jayne Kauffman, Senior Executive Coordinator, at 1100 Massachusetts Avenue, Floor 4, Cambridge, Massachusetts 02138; telephone: (617) 453-1198; e-mail: irpr_info@infi.com.

Q.	Whom should I contact if I have any questions?	A.
If you have any questions about the Annual Meeting or your ownership of our common stock, please contact our investor relations department at 1100 Massachusetts Avenue, Floor 4, Cambridge, Massachusetts 02138; telephone: (617) 453-1198; e-mail: irpr_info@infi.com.

STOCKHOLDERS SHARING THE SAME ADDRESS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write or call our investor relations department at 1100 Massachusetts Avenue, Floor 4, Cambridge, Massachusetts 02138; telephone: (617) 453-1198; e-mail: irpr_info@infi.com. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household in the future, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table contains information regarding the beneficial ownership of our common stock as of April 1, 2022 by:
•	stockholders we know to beneficially own more than 5% of our outstanding common stock;
•	each of our current directors and nominees for director named in this proxy statement;
•	each of our executive officers named in the Summary Compensation Table included in this proxy statement; and
•	all of our current directors and executive officers as a group.
Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Owned	+	Common Stock Underlying Options, Warrants and Other Rights Acquirable Within 60 Days(2)	=	Total Beneficial Ownership (#)	Percentage of Common Stock Beneficially Owned (%)(3)
5% Stockholders
BlackRock, Inc.(4)	6,667,503		—		6,667,503	7.48%
Biotechnology Value Fund, L.P.(5)	6,353,645		—		6,353,645	7.13%
The Vanguard Group(6)	5,783,433		—		5,783,433	6.49%
Polar Capital Holdings Plc(7)	5,000,000		—		5,000,000	5.61%
Directors
Adelene Q. Perkins(8)	833,801		3,376,767		4,210,568	4.55%
Samuel Agresta, M.D., M.P.H.	10,593		120,000		130,593	*
David Beier, J.D.	8,775		130,000		138,775	*
Anthony B. Evnin, Ph.D.	169,025		238,500		407,525	*
Richard Gaynor, M.D.	—		90,000		90,000	*
Sujay R. Kango	—		11,500		11,500	*
Brian Schwartz, M.D.	—		138,750		138,750	*
Norman C. Selby	15,000		332,000		347,000	*
Other Named Executive Officers
Robert Ilaria, Jr., M.D.	—		9,112		9,112	*
Stephane Peluso, Ph.D.	2,046		9,065		11,111	*
All directors and executive officers as a group (12 persons)	1,932,677		7,551,656		9,484,333	9.81%
*	Represents holdings of less than 1%.
(1)	Unless otherwise indicated, the address for each person is to the care of Infinity Pharmaceuticals, Inc., 1100 Massachusetts Avenue, Floor 4, Cambridge, Massachusetts 02138.
(2)
The number of shares of our common stock owned by each person is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire on or before May 31, 2022, through the exercise of any stock option, warrant or other right.

(3)
Percentage of beneficial ownership is based on 89,155,311 shares of our common stock outstanding as of April 1, 2022. In addition, shares of common stock subject to options or other rights currently exercisable, or exercisable on or before May 31, 2022, are deemed outstanding and beneficially owned for the purpose of computing the percentage beneficially owned by (i) the individual holding such options, warrants or other rights (but not any other individual) and (ii) the directors and executive officers as a group.

(4)
BlackRock, Inc., (“BlackRock”) claims beneficial ownership and sole dispositive power of 6,667,503 shares, of which it claims sole voting power of 6,557,100 shares. The address of the principal business of BlackRock is 55 East 52nd Street, New York, NY 10055. For information regarding BlackRock, we have relied on the Schedule 13G filed by BlackRock on February 4, 2022.

(5)
BVF Partners L.P. (“Partners”), BVF Inc., and Mark N. Lampert, as director and officer of BVF Inc., claim beneficial ownership, shared voting and shared dispositive power of 6,353,645 shares, of which: Biotechnology Value Fund, L.P. (“BVF”), claims beneficial ownership, shared voting and shared dispositive power of 3,430,822 shares, and BVF I GP LLC (“BVF GP”), as the general partner of BVF, may be deemed to beneficially own the 3,430,822 shares beneficially owned by BVF; Biotechnology Value Fund II, L.P. (“BVF2”), claims beneficial ownership, shared voting and shared dispositive power of 2,436,635 shares, and BVF II GP LLC (“BVF2 GP”), as the general partner of BVF2, may be deemed to beneficially own the 2,436,635 shares beneficially owned by BVF2; Biotechnology Value Trading Fund OS LP (“Trading Fund OS”) and BVF Partners OS Ltd.(“Partners OS”) each claim beneficial ownership, shared voting and shared dispositive power of 373,298 shares; BVF GP Holdings LLC (“BVF GPH”), as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the 5,867,457 shares beneficially owned in the aggregate by BVF and BVF2. Partners, as the investment manager of BVF, BVF2 and Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the 6,353,645 shares beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS, and a certain Partners managed account (the “Partners Managed Account”), including 112,890 shares held in the Partners Managed Account. The address of the principal business office of Partners, BVF Inc., Mr. Lampert, BVF, BVF GP, BVF2, BVF2 GP, and BVF GPH is 44 Montgomery St., 40th Floor, San Francisco, California 94104. The address of the principal business office of Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands. For information regarding Partners, BVF Inc., Mr. Lampert, BVF, BVF2, Trading Fund OS, and Partners OS, and Partners Managed Account, we have relied on the Schedule 13G filed jointly by Partners, BVF Inc., Mr. Lampert, BVF, BVF2, Trading Fund OS, and Partners OS on February 14, 2022.
(6)
The Vanguard Group (“Vanguard”) claims beneficial ownership of 5,783,433 shares, of which it claims shared voting power of 140,245 shares, sole dispositive power of 5,611,059 shares, and shared dispositive power of 172,374 shares. The address of the principal business of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355. For information regarding Vanguard, we have relied on the Schedule 13G filed by Vanguard on February 10, 2022.

(7)
Polar Capital Holdings, PLC, and Polar Capital LLP (together “Polar Capital”) claim beneficial ownership, shared voting power, and shared dispositive power of 5,000,000 shares. The address of the principal business of Polar Capital is 16 Palace Street, London, SW1E 5JD. For information regarding BlackRock, we have relied on the Schedule 13G filed by BlackRock on February 14, 2022.

(8)	Includes approximately 16,447 shares of common stock held in Ms. Perkins’ 401(k) Plan account.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, or Exchange Act, requires our directors, officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Based solely on our review of copies of Section 16(a) reports furnished to us and representations made to us, we believe that during the year ended December 31, 2021, our officers, directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements, with the exception of the late filing by Dr. Brian Schwartz of a Form 4 due September 9, 2021, which was filed on September 10, 2021, due to administrative error. The Form 4 reported a single transaction reflecting the initial grant to Dr. Schwartz of an option to purchase common stock related to commencement of his services on our Board of Directors.

PROPOSAL 1—ELECTION OF DIRECTORS
All of our directors stand for election annually. With the appointment of Dr. Schwartz effective September 7, 2021, and the appointment of Mr. Kango effective March 30, 2022, the Board of Directors has set the number of directors at eight. Unless you indicate otherwise on your proxy, the persons named in the accompanying proxy will vote to elect Messrs. Beier, Kango, and Selby; Drs. Agresta, Evnin, Gaynor, and Schwartz; and Ms. Perkins as directors to serve until our 2023 annual meeting of stockholders and until his or her successor is duly elected and qualified. Each of the nominees is currently a member of our Board of Directors, and each has indicated his or her willingness to serve if elected. If any nominee should be unable to serve, however, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors. Assuming all nominees are elected, our Board of Directors will consist of eight members immediately following our 2022 Annual Meeting. In accordance with our bylaws, any vacancy on our Board of Directors can be filled by the majority vote of the members of our Board of Directors.
Director Qualifications
The following paragraphs provide information as of the date of this proxy statement about each nominee for director. The information presented includes information each nominee has given us about his or her age, all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our board to the conclusion that he or she should serve as a director, we also believe that each of our director nominees has a reputation for integrity, honesty and adherence to high ethical standards. Each has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our board. Finally, we value their significant experience on other public company boards of directors and board committees.
Information about the number of shares of common stock beneficially owned by each of the nominees for director appears above under the heading “Stock Ownership of Certain Beneficial Owners and Management.” There are no family relationships between or among any of our officers, directors or nominees for director.
All registered trademarks used in the biographical information below are the property of their respective owners.
Samuel Agresta, M.D., M.P.H., age 49, has served as a member of our Board of Directors since October 16, 2019, and previously served as our Senior Vice President, Chief Medical Officer from August 2018 to September 2019. Dr. Agresta has served as Chief Medical Officer at Foghorn Therapeutics, a private pharmaceutical company, since October 2019. Prior to joining Infinity, Dr. Agresta held several positions at Agios Pharmaceuticals, Inc., or Agios, a publicly traded biopharmaceuticals company, from 2011 to July 2018, most recently serving as Vice President and Head of Clinical Development since 2013. In this capacity he oversaw the development and approval of enasidenib and ivosidenib for the treatment of patients with acute myeloid leukemia that harbor isocitrate dehydrogenase mutations. Before joining Agios, Dr. Agresta held positions of responsibility in oncology clinical development at Merrimack Pharmaceuticals and Genentech, Inc., both publicly traded pharmaceuticals companies. Prior to his industry experience, Dr. Agresta served on the oncology faculty at the H. Lee Moffitt Cancer Center and Research Institute where he specialized in adolescent sarcoma care and participated in numerous industry trials. Dr. Agresta received his medical degree, internal medicine training, and served as chief resident at Tulane University School of Medicine in New Orleans. While in medical school, he also received a master’s degree in public health and tropical medicine from Tulane University School of Public Health. He completed his medical oncology fellowship at the University of South Florida and Moffitt Cancer Center and received a master’s degree in clinical investigation from the University of South Florida. We believe Dr. Agresta’s qualifications to serve on our Board of Directors include his extensive experience in the biopharmaceutical industry and his expertise in the development of biopharmaceutical products.
David Beier, J.D., age 73, has served as a member of our Board of Directors since April 1, 2018. Mr. Beier served as a Managing Director of Bay City Capital, a life sciences investment firm, from February 2013 to December 2021. He previously served on the senior management teams of Amgen Inc. from December 2003 to January 2013, where he most recently held the position of senior vice president, global policy, and Genentech, Inc., a member of the Roche Group, from April 1989 to April 1998, where he most recently held the position of vice president, government affairs. Mr. Beier served in the White House from April 1998 to January 2001 as the

Chief Domestic Policy Advisor to Vice President Al Gore during the Clinton Administration. President Clinton appointed him to an Institute of Medicine panel on the Future of Health and Human Services and as an advisor to the President’s Council of Advisors on Science and Technology. Mr. Beier was also formerly a partner in the international law firm Hogan and Hartson, now Hogan Lovells, from April 2001 to December 2003 and was counsel to the U.S. House of Representatives Committee on the Judiciary from April 1979 to April 1989. Mr. Beier has served on the board of directors at University of California, San Francisco, Benioff Children’s Hospitals since 2014, and the board of the Steinberg Institute, a California-based, non-profit research, policy and advocacy entity focused on issues of mental health and homelessness, since March 2022. He formerly served on the board of directors at Arcus Biosciences, a publicly traded biotechnology company, from January 2018 to May 2020, and on the board of directors of California Life Sciences Association, a life sciences advocacy and business leadership organization, from August 2017 to December 2021. He received his J.D. from Albany Law School at Union University and his B.A. in history from Colgate University. As a globally recognized leader in health care policy, pricing, intellectual property, government affairs, regulatory affairs, health care economics, and product commercialization, we believe that Mr. Beier is qualified to serve on our Board of Directors.
Anthony B. Evnin, Ph.D., age 81, has served as a member of our Board of Directors since September 2006 and as a member of the Board of Directors of Infinity Discovery, Inc., from June 2001 until the time of its merger with our predecessor company in September 2006. From 1975 to March 2021, Dr. Evnin served as a Partner of Venrock, a venture capital firm. Dr. Evnin serves as a member of the board of directors of AVEO Pharmaceuticals, Inc., a publicly traded biopharmaceutical company; and of Bridge Medicines LLC and Redpin Therapeutics, Inc., both privately held biopharmaceutical companies. Dr. Evnin is also a Trustee Emeritus of The Rockefeller University, a Trustee Emiritus of The Jackson Laboratory, a Trustee Emeritus of Princeton University, a member of the boards of Overseers and Managers of Memorial Sloan Kettering Cancer Center, a member of the board of directors of the New York Genome Center, and a member of the board of directors of the Albert and Mary Lasker Foundation. Dr. Evnin previously served as a member of the board of directors of Cantel Medical Corporation until July 2021, Constellation Pharmaceuticals, Inc., until January 2020, and Juno Therapeutics, Inc., until March 2018, each a publicly traded biotech or medical equipment company. Dr. Evnin received an A.B. in chemistry from Princeton University and a Ph.D. in Chemistry from the Massachusetts Institute of Technology, or MIT. We believe Dr. Evnin’s qualifications to serve on our Board of Directors include his substantial experience as an investor in, and director of, numerous biopharmaceutical companies as well as his expertise in corporate strategy.
Richard Gaynor, M.D., age 72, has served as a member of our Board of Directors since March 16, 2020. Dr. Gaynor has served as the President, Chief of Research and Development, BioNTech US, formerly Neon Therapeutics, a public biotechnology company developing novel neoantigen-targeted T cell therapies, since November 2016. Prior to his tenure at Neon Therapeutics, Dr. Gaynor spent 15 years in a series of senior roles at Lilly Oncology, most recently as Senior Vice President Clinical Development and Medical Affairs, where he chaired the Lilly Oncology Research and Development Committee and helped oversee a variety of collaborations, including with Bristol-Myers Squibb, Merck, AstraZeneca and GE. Prior to that role, Dr. Gaynor also led preclinical and early clinical oncology research at Eli Lilly. Dr. Gaynor began his career in academia, spending nine years on the faculty at University of California, Los Angeles School of Medicine, followed by eleven years on the faculty at the University of Texas Southwestern Medical School, including time serving as the chief of hematology-oncology and director of the Simmons Cancer Center. He holds an M.D. from the University of Texas Southwestern Medical School and, following his residency in internal medicine there, he completed fellowship training in hematology-oncology at the University of California, Los Angeles, School of Medicine. He is the author of nearly 150 publications and participates on numerous advisory boards and committees, including the American Association of Cancer Research, the Stand Up To Cancer scientific advisory committee, and the Damon Runyon Cancer Research Foundation. Dr. Gaynor has served on the board of directors of Alkermes plc., a publicly traded pharmaceutical company specializing in neuroscience and oncology, since September 2019, and Zai Lab Ltd., a publicly traded biopharmaceutical company, since November 2021. We believe Dr. Gaynor's qualifications to serve on our Board of Directors include his extensive experience as a senior business executive in the biopharmaceutical industry and as a thought leader in academia.
Sujay R. Kango, age 58, has served as a member of our Board of Directors since March 30, 2022. Mr. Kango most recently served as Chief Commercial Officer at Acceleron Pharma Inc., which was acquired by Merck Sharp & Dohme in November 2021, until December 2021, and was responsible for establishing the company’s North America commercial presence for luspatercept. Previously, Mr. Kango served as the vice president of global commercial development at AbbVie Inc. until February 2018, prior to which he also served as the executive vice president and chief commercial officer at the Company until 2016. Mr. Kango also served as vice president, global marketing, and sales operations at Onyx Pharmaceuticals, an Amgen subsidiary. Prior to Onyx, he held several leadership positions including vice president sales and marketing-oncology at Merck & Co., global commercial leader-Procrit®/Eprex® at Ortho-Biotech, and various sales and marketing positions at Schering-Plough. Mr. Kango earned a B.S. in Microbiology and an M.B.A. from McNeese State University. With more than 25 years of experience as an executive in the pharmaceutical and biotechnology industries, and with extensive experience building commercial infrastructures and teams and leading multiple global product launches, we believe Mr. Kango is qualified to serve on our Board of Directors.
Adelene Q. Perkins, age 62, has served as a member of our Board of Directors since January 2010, including as Chair of our Board of Directors since November 2012, and as our Chief Executive Officer since January 2010. She has also served as our President from January 2010 to January 2017, as our President and Chief Business Officer from October 2008 through December 2009 and as our Executive Vice President and Chief Business Officer between September 2006 and October 2008. Ms. Perkins served as Executive Vice President of Infinity Discovery, Inc., from February 2006 until the merger with our predecessor company in September 2006 and Chief Business Officer of Infinity Discovery, Inc., from June 2002 until September 2006. Ms. Perkins served as Vice President of Business and Corporate Development of TransForm Pharmaceuticals, Inc., a privately held specialty pharmaceutical company, from 2000 to 2002. From 1992 to 1999, Ms. Perkins held various positions at Genetics Institute, most recently serving as Vice President of Emerging Business and General Manager of the DiscoverEase® business unit, and from 1985 to 1992 advised clients in the healthcare industry while at Bain & Company, a strategy consulting firm. Ms. Perkins has served on the board of directors for the Biotechnology Industry Organization since 2012; the Bruker Corporation, a publicly traded manufacturer of analytic instruments, since 2017; Massachusetts General Hospital since 2017; the Massachusetts Biotechnology Council, a not-for-profit organization, since 2014; and Project Hope, a not-for-profit social services company, since 2013. Ms. Perkins received a B.S. in chemical engineering from Villanova University and an M.B.A. from Harvard Business School, or HBS. We believe Ms. Perkins’ qualifications to serve on our Board of Directors include her extensive experience as a senior business executive in the biopharmaceutical industry, including as our President and Chief Executive Officer, and her expertise in corporate strategy and business operations.
Brian Schwartz, M.D., age 60, has served as a member of our board of directors since September 7, 2021 and previously served as our consulting chief physician since April 2020. He previously served as chief medical officer at ArQule Inc., a publicly traded pharmaceutical company, from 2008 until it was acquired by Merck & Co. in late 2019. With over 25 years of drug development experience, including senior leadership roles at ArQule, Ziopharm Oncology, Inc., Bayer AG, and LeoLabs, Inc., Dr. Schwartz has contributed to several successful new drug applications (NDAs) and investigational new drug (IND) applications. Dr. Schwartz is a board member of Mereo BioPharma Group plc, Enlivex Therapeutics Ltd., and Cyclacel Pharmaceuticals, Inc., each a publicly traded biotechnology company, and an advisor in different capacities to numerous biotechnology companies. Dr. Schwartz also served on the board of directors for LifeSci Acquisition Corp., formerly a special purpose acquisition company, in 2020. He received his medical degree from the University of Pretoria, South Africa, completed a fellowship at the University of Toronto, Canada and practiced medicine prior to his career in the biopharmaceutical industry. We believe Dr. Schwartz’s qualifications to serve on our Board of Directors include his extensive experience in leadership positions in the biopharmaceutical industry and his experience developing and commercializing immuno-oncology biopharmaceutical products.
Norman C. Selby, age 70, has served as a member of our Board of Directors since March 2012. Mr. Selby has spent over 35 years in the healthcare industry in various consulting, managerial, investor, and board roles. Currently his primary focus is on Real Endpoints, LLC, a private healthcare information and analytics company he helped to found and where has been a board member since October 2010, and as advisor to two privately held digital health start-ups, Jasper Health, Inc. and Rhino HealthTech. He previously co-founded Paige.AI, an artificial intelligence company focused on computational pathology, where he was a board member from May 2017 to January 2020. Among earlier healthcare roles, Mr. Selby served as the Chief Executive Officer of TransForm Pharmaceuticals from 2001 until 2005 and served as Executive Chairman of Physicians Interactive Holdings from 2008 to 2013. Prior to TransForm Pharmaceuticals, Mr. Selby was an Executive Vice President at Citigroup/Citicorp from 1997 to 2000. Mr. Selby spent the bulk of his career, from 1978 to 1997, at McKinsey & Company where he was Director (Senior Partner) in the firm’s New York office. He held several leadership roles at McKinsey, including head of the firm’s Global Pharmaceuticals and Medical Products Practice. From 1987 to

1989, Mr. Selby took a leave of absence from McKinsey to serve as Chief Operating Officer of the New York Blood Center, the largest community blood organization in the country, where he led its financial and operational turnaround. Mr. Selby previously served as a member of the board of directors of Escalier Biosciences and Oppilan Pharma, Ltd., each private biotechnology companies, each until January 2021, respectively. Mr. Selby also previously served as a director of Millenium Pharmaceuticals (MLNM) from 2000 to 2008, as well as several privately held healthcare companies. Mr. Selby serves on the Board of Trustees of the Central Park Conservancy and the Memorial Sloan Kettering Cancer Center, and is a member of the Council on Foreign Relations and the advisory board of HBS’s Healthcare Initiative. Mr. Selby holds a B.A. in architecture from Yale College and an M.B.A. with Distinction from HBS. We believe Mr. Selby’s qualifications to serve on our Board of Directors include his extensive experience as a senior business executive in the biopharmaceutical industry, and his expertise in corporate strategy, finance, and commercialization of biopharmaceutical products.
Our Board of Directors recommends that you vote “FOR” the election of each of the director nominees named above.

CORPORATE GOVERNANCE
General
We believe that good corporate governance is important to ensure that our Company is managed for the long-term benefit of our stockholders. We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. As a result, we have adopted policies and procedures that we believe are in our best interests and the best interests of our stockholders.
Corporate Governance Guidelines; Code of Conduct and Ethics
Our Corporate Governance Guidelines assist our Board of Directors in the exercise of its duties and responsibilities and to serve the best interests of Infinity and our stockholders. These guidelines, which provide a framework for the conduct of our board’s business, provide that:
•	the principal responsibility of the directors is to oversee our management;
•	a majority of the members of the board shall be independent directors, unless otherwise permitted by Nasdaq rules;
•	the independent directors meet at least twice a year and at other times at the request of any independent director;
•	directors have full and free access to management and, as necessary and appropriate, independent advisors;
•	new directors participate in an orientation program; and
•	at least annually, the Nominating and Corporate Governance Committee oversees a self-evaluation by the board and its committees to assess the effectiveness of the board and its committees.
In addition, our Corporate Governance Guidelines set forth our policy that directors should attend annual stockholder meetings. All of our then-serving directors attended our 2021 virtual annual meeting of stockholders.
We have also adopted a written Code of Conduct and Ethics that applies to our directors, officers and citizen-owners, including our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. In addition to our having posted a copy of our code on our website, we intend to post on our website all disclosures that are required by law or the Nasdaq Stock Market listing standards concerning any amendments to, or waivers of, our code.
Determination of Independence
Rule 5605 of the Nasdaq Marketplace Rules requires a majority of a listed company’s Board of Directors to be independent directors within one year of listing. In addition, the Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and corporate governance and nominating committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, or the Exchange Act. Under Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s Board of Directors consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (ii) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Based on information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors determined that none of Messrs. Beier, Kango, or Selby or Drs. Evnin or Gaynor has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is or would be an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Our board similarly determined that (i) Messrs. Beier and Selby and Dr. Evnin, who comprise our Audit Committee each satisfy the independence standards for the Audit Committee established by the SEC, including Rule 10C-1, and the Nasdaq Marketplace Rules; (ii) Messrs. Gaynor, Kango, and Selby, who comprise the Compensation Committee, each satisfy the independence standards for the Compensation Committee established by the SEC, including Rule 10A-3, and the Nasdaq Marketplace Rules; and (iii) Mr. Beier and Dr. Evnin, who comprise our Nominating and Corporate Governance Committee, each satisfy the independence standards for the Nominating and Corporate Governance Committee established by the SEC and the Nasdaq Marketplace Rules. In making such determinations, our Board of Directors considered the relationships that each such non-employee director has with Infinity, including each of the transactions described below in “Transactions with Related Persons,” and all other facts and circumstances our Board of Directors deemed relevant in determining independence.
Director Candidates: Criteria and Diversity
In considering whether to recommend to our Board of Directors any particular candidate for inclusion in the board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee of our board applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each nominee. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.
Our Board currently is comprised of eight directors and embodies the principles of diversified background and thought. As presently constituted, our board includes one woman and one person of color. While we do not have a formal policy with respect to diversity, the value of diversity on the Board of Directors is considered by the Nominating and Corporate Governance Committee, and director nominees are not discriminated against on the basis of race, gender, religion, national origin, sexual orientation, disability or any other basis proscribed by law. Furthermore, the Nominating and Corporate Governance Committee intends to be mindful of diversity, with respect to gender, race and national origin, in connection with future nominations of directors not presently serving on the Board.
Board Diversity Matrix
(as of March 31, 2022)
Total Number of Directors: 8	Female	Male
Part I: Gender Identity
Directors	1	7
Part II: Demographic Background
Asian	0	1
White	1	6
The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to independent directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the board. The Nominating and Corporate Governance Committee may also decide to employ the services of a search firm in connection with the process of identifying potential directors who are gender or ethnically diverse.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Seth A. Tasker, Secretary, Infinity Pharmaceuticals, Inc., 1100 Massachusetts Avenue, Floor 4, Cambridge, Massachusetts 02138. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by others.
Our stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating and Corporate Governance Committee, by following the procedures set forth in response to the question “How and when may I submit a stockholder proposal, including a stockholder nomination for director, for the 2023 annual meeting?” above.
Communications from Stockholders
Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders and other interested parties and will respond if and as appropriate. Mr. Selby, as our current Lead Independent Director, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Lead Independent Director considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.
Stockholders who wish to send communications on any topic to the Board of Directors should address such communications to Board of Directors, c/o Seth A. Tasker, Secretary, Infinity Pharmaceuticals, Inc., 1100 Massachusetts Avenue, Floor 4, Cambridge, MA 02138, or by email to contactboard@infi.com.
Board and Committee Meetings
Our Board of Directors has responsibility for reviewing our overall performance rather than for overseeing day-to-day operations. The board’s primary responsibility is to oversee the management of our Company and, in so doing, serve the best interests of our Company and its stockholders. The board selects, evaluates and provides for the succession of executive officers and, subject to oversight by the Nominating and Corporate Governance Committee, the board nominates for election at annual stockholder meetings individuals to serve on our Board of Directors and elects individuals to fill any vacancies on the board. The board reviews corporate objectives and strategies and evaluates and approves significant policies and proposed major commitments of corporate resources and material proposed transactions. It participates in decisions that have a potential major economic impact on our Company. Management keeps the directors informed of our activities through regular written reports and presentations at board and committee meetings.
Our Board of Directors met via video conference thirteen times during our 2021 fiscal year and acted by unanimous written consent in lieu of a meeting three times during our 2021 fiscal year. During that year, each of our directors attended 75% or more of the total number of meetings of the Board of Directors and the committees on which he or she served.

Our board has standing Audit, Compensation, Nominating and Corporate Governance, and Research and Development Committees. Each committee has a charter that has been approved by the Board. The Compensation Committee and Audit Committee must review the appropriateness of its charter at least annually, and the Nominating and Corporate Governance Committee and Research and Development Committee must review the appropriateness of its charter from time to time, as the committee members deem appropriate. Each committee must also perform a self-evaluation at least annually. All members of the Audit, Compensation and Nominating and Corporate Governance Committees are independent, non-employee directors. Current committee memberships are shown in the table below:
	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Research and Development Committee
Samuel Agresta, M.D.
David Beier, J.D.
Anthony B. Evnin, Ph.D.
Richard Gaynor, M.D.
Sujay R. Kango
Adelene Q. Perkins
Brian Schwartz, M.D.
Norman C. Selby†
† Lead Independent Director	Chair of the Board	= Committee Chair	= Committee Member
Board Leadership Structure
Our Corporate Governance Guidelines provide the board with flexibility to determine the appropriate leadership structure for the board and the Company, including but not limited to whether it is appropriate to separate the roles of Chair of the board and Chief Executive Officer. In making these determinations, the board considers numerous factors, including the specific needs and strategic direction of the Company and the size and membership of the board at the time. The board believes that combining the roles of Chief Executive Officer and Chair of our Board of Directors is in the best interests of the Company and stockholders. As our Chief Executive Officer and Chair of the board, Ms. Perkins is responsible for setting the strategic direction for our Company and for day-to-day leadership and performance of our Company, as well as setting the agenda for board meetings, and presiding over meetings of the full board. Because Ms. Perkins is an employee and is therefore not “independent,” our Board of Directors has appointed Mr. Selby as Lead Independent Director to preside at all executive sessions of the board. The Nominating and Corporate Governance Committee evaluates our board leadership structure from time to time and may recommend alterations of this structure in the future.
Audit Committee
The Audit Committee provides the opportunity for direct contact between our independent registered public accounting firm and the board, and has the following principal duties:
•	appointing, approving the services provided by and the compensation of, and assessing the independence of our independent registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from the firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures, and code of business conduct and ethics;
•	overseeing our internal control function;
•
discussing our risk management policies, including guidelines and policies to govern the process by which our exposure to risk is handled, including but not limited to financial and cybersecurity risks;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•	meeting independently with our internal control staff, independent registered public accounting firm and management; and
•	preparing the Audit Committee Report required by SEC rules (which is included beginning on page 21 of this proxy statement).
The Audit Committee is authorized to retain advisors and consultants and to compensate them for their services. The Audit Committee charter is available on our website, www.infi.com.
The current members of the Audit Committee are Dr. Evnin (Chair) and Messrs. Beier and Selby. Our Board of Directors has determined that Dr. Evnin is an “Audit Committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, and that each of these members is independent as such term is defined under the applicable rules of the Nasdaq Stock Market and as is contemplated by Rule 10A-3 under the Exchange Act. The Audit Committee held four meetings during our 2021 fiscal year. See “Audit Committee Report” below.
Compensation Committee
Our Compensation Committee, among other things, provides recommendations to the board regarding our compensation programs, and has the following principal duties:
•	reviewing and approving, or making recommendations to the board with respect to, the compensation of our Chief Executive Officer and our other executive officers;
•	overseeing the evaluation of our executive officers;
•	overseeing and administering our incentive compensation and equity-based plans;
•	reviewing and making recommendations to the board with respect to director compensation;
•
reviewing, discussing with management, and recommending to the board the inclusion of the Compensation Discussion and Analysis in this proxy statement (which is included beginning on page 25 of this proxy statement); and

•	preparing the Compensation Committee Report, to the extent required by SEC rules.
The Compensation Committee is authorized to retain advisors and consultants, including advisors and consultants to assist in the evaluation of executive compensation, and to compensate them for their services. Periodically, the Compensation Committee has directly engaged Radford, an Aon Hewitt company, or Radford, as compensation consultant to provide the Compensation Committee with peer group and market information to enable the Compensation Committee to confirm that our executive compensation is competitive and commensurate with the executive officers’ responsibilities and to provide advice on market trends in executive compensation practices. In addition to the services it provides to the Compensation Committee, Radford also provides other services to the Company including a subscription to an annual compensation survey as well as general advice and analysis related to our non-executive compensation programs. Our Compensation Committee considered all of the “independence” factors listed in Rule 10C-1(b)(4) of the Exchange Act and determined that Radford does not have a conflict of interest that will influence the advice provided by Radford to the Company regarding executive compensation. These factors include the following: the fact that the fees paid by the

Company to Radford in fiscal year 2021 totaled less than $120,000; the existence and effectiveness of Radford’s consulting protocols and procedures; the lack of business or personal relationships between Radford and the Compensation Committee members and our executive officers; and the fact that Radford does not own any of our stock.
Our board has delegated authority to Ms. Perkins to grant stock options to citizen-owners of the Company under the 2019 Equity Incentive Plan subject to the following conditions: (i) such options shall be on the terms set forth in the Company’s standard form of stock option agreement (or such other form as the Compensation Committee may designate from time to time for this purpose); (ii) any such options shall, to the maximum extent permitted by applicable federal tax laws, be granted as incentive stock options; (iii) the exercise price of such options shall be equal to the closing price of the Company’s common stock on the date of grant; and (iv) she is not authorized (a) to grant options to herself, or to any other executive officer of the Company, or to any person that the board or the Compensation Committee may from time to time designate in writing; (b) to grant in the aggregate options with respect to more than 300,000 shares of common stock in any calendar quarter; or (c) to grant to any person, in any one calendar year, options with respect to more than 100,000 shares of common stock. Ms. Perkins maintains a list of the options granted pursuant to this delegated authority and reports to the Compensation Committee regarding the options granted, at such times and in such form as the Compensation Committee may from time to time request.
The Compensation Committee charter is available on our website, www.infi.com. See “Compensation of Executive Officers—Compensation Discussion and Analysis” below for additional information concerning the Compensation Committee’s role, processes and procedures in determining executive compensation. The current members of the Compensation Committee are Mr. Selby (Chair), Mr. Kango, and Dr. Gaynor. Our board has determined that each of these members is independent as defined under the applicable Nasdaq rules and as contemplated by applicable Exchange Act rules. The Compensation Committee held three meetings during our 2021 fiscal year and acted by unanimous written consent in lieu of a meeting three times during our 2021 fiscal year.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee, among other things, provides recommendations to the board regarding the nomination of directors, and has the following principal duties:
•	recommending to the board the persons to be nominated for election as directors at any meeting of stockholders and the persons, if any, to be elected by the board to fill any vacancies on the board;
•	developing and recommending corporate governance principles to the board; and
•	overseeing the annual evaluation of the board and its committees.
The Nominating and Corporate Governance Committee is authorized to retain advisors and consultants and to compensate them for their services. The Nominating and Corporate Governance Committee has a charter, which is available on our website, www.infi.com.
The current members of the Nominating and Corporate Governance Committee are Mr. Beier (Chair) and Dr. Evnin, each of whom our Board of Directors has determined to be independent as defined under the applicable Nasdaq rules. The Nominating and Corporate Governance Committee held one meeting during our 2021 fiscal year and acted by unanimous written consent in lieu of a meeting two times during our 2021 fiscal year.
Board’s Role in Risk Oversight
Our Board of Directors’ role in our risk oversight process includes receiving regular reports from members of management on areas of material risk, including operational, financial, legal and regulatory, and strategic and reputational risks. The full board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within our Company to enable it to understand our risk identification, management and mitigation strategies. When a committee receives such a report, the chair of the relevant committee summarizes such report for the full board during the next board meeting. This process enables the board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. As part of its charter, the Audit Committee is responsible for discussing our policies with respect to risk assessment and risk management.

Risk Considerations in our Compensation Program
The executive leadership team and the Compensation Committee have reviewed the compensation policies and practices for all of our employees (whom we call citizen-owners) and have concluded that any risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect on our Company or business. In reaching this conclusion, we and the Compensation Committee considered various factors, including the following:
•
the establishment of base salaries consistent with our executive officers’ responsibilities and market comparables to ensure that our executive officers would not be motivated to take excessive risks to achieve a reasonable level of financial security;

•	the mix between fixed and variable, annual and long-term, and cash and equity compensation, which is intended to encourage strategies and actions that are in our Company’s long-term best interests;
•	vesting periods for equity compensation awards that reward sustained stock price appreciation;
•
the evaluation of Company performance (which drives the amount of cash available under our annual contingent cash compensation program, as described in more detail in the section entitled “Compensation Discussion and Analysis,” below) based on a variety of long- and short-term objectives with the weighting spread across multiple objectives, thus diversifying the risk associated with any single indicator of performance; and

•
the discretion available to the Compensation Committee not to apply fixed formulae in assessing our Company performance, thus enabling the Compensation Committee to, among other things, (a) eliminate the potential incentive for management to conduct activities that are in the Company’s annual goals, but which may not, due to new data or other inputs, ultimately prove to be in the best interest of stockholders, and (b) reward management for making decisions that are in the long-term best interest of our product development programs, even when those decisions result in the failure to meet short-term objectives.

Availability of Corporate Governance Materials
You can access the current charters for the Audit, Compensation, Nominating and Corporate Governance, and Research and Development Committees of our Board of Directors, our Corporate Governance Guidelines, and our Code of Conduct and Ethics at www.infi.com or by contacting our investor relations department at 1100 Massachusetts Avenue, Floor 4, Cambridge, Massachusetts 02138; telephone: (617) 453-1198; e-mail: irpr_info@infi.com.
Audit Committee Report
The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2021 and has discussed these financial statements with our management and Ernst & Young LLP, our independent registered public accounting firm.
The Audit Committee has also received from, and discussed with, Ernst & Young LLP various communications that our independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities Exchange Commission.
The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding an independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence from Infinity.
Based on its discussions with management and the independent registered public accounting firm and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021.
By the Audit Committee of the Board of Directors,
Anthony B. Evnin, Ph.D. (Chair)
Norman C. Selby
David Beier

Audit Fees
The following table summarizes the fees of Ernst & Young LLP billed to us for each of the last two fiscal years:
	Fiscal Year ended December 31,
Fee Category	2021	2020
Audit Fees(1)	$600,880	$665,000
Audit-Related Fees(2)	—	—
All Other Fees(3)	2,905	1,925
Tax Fees(4)	35,020	40,000
Total Fees	$638,805	$706,925
(1)
Consists of fees for professional services provided in connection with the audit of our financial statements and the effectiveness of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, preparation of comfort letters and registration statements, accounting and consultation on matters addressed during the audit or interim reviews, and other professional services provided.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.”

(3)	Other fees consist of fees for a subscription to an online database managed by Ernst & Young LLP.
(4)
Tax fees consist of fees for tax compliance, tax advice and tax planning services. These services primarily relate to preparation of state and federal tax returns and analysis related to section 382 of the Internal Revenue Code of 1986, as amended.

Pre-Approval Policies and Procedures
The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to the pre-approval procedures described below.
From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
The Audit Committee charter provides that the Audit Committee may establish other pre-approval policies and procedures that would allow the delegation of pre-approval authority to one or more members of the Audit Committee, provided that any pre-approval decision is reported to the Audit Committee at its next scheduled meeting.
During our 2021 fiscal year, no services were provided to us by Ernst & Young LLP or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.

Director Compensation
None of our employee directors receive compensation for his or her service as a director.
The following table details the total compensation earned by our non-employee directors during our 2021 fiscal year. Mr. Kango was elected to the board of directors effective March 30, 2022 and received no compensation in 2021.
Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Samuel Agresta, M.D., M.P.H.(4)	49,500	81,465	—	130,965
David Beier, J.D. (5)	51,501	81,465	—	132,966
Anthony B. Evnin, Ph.D.(6)	59,001	81,465	—	140,466
Richard Gaynor, M.D.(7)	59,500	81,465	—	140,965
Brian Schwartz, M.D.(9)	37,125	181,662	195,000	413,787
Norman C. Selby(10)	97,000	108,620	—	205,620
(1)
Pursuant to a board compensation program in which directors have the option to settle all or a portion of their cash retainer for annual board service in shares of the Company’s common stock, Dr. Evnin and Mr. Beier elected to receive shares of common stock in lieu of cash, which shares had a grant-date fair value of $10,499.23 as computed in accordance with FASB ASC Topic 718 and were issued on June 10, 2021.

(2)	The amounts in this column reflect the aggregate grant date fair value of option awards made to such individual, as computed in accordance with FASB ASB Topic 718.
(3)	The amounts in this column reflect all other compensation paid to such individual. For Dr. Schwartz, this total represents the cash compensation earned as consulting chief physician to the Company.
(4)	On June 10, 2021, Dr. Agresta was granted an option award that had a grant-date fair value of $81,465. As of December 31, 2021, Dr. Agresta held options to purchase 211,683 shares of our common stock.
(5)	On June 10, 2021, Mr. Beier was granted an option award that had a grant-date fair value of $81,465. As of December 31, 2021, Mr. Beier held options to purchase 130,000 shares of our common stock.
(6)	On June 10, 2021, Dr. Evnin was granted an option award that had a grant-date fair value of $81,465. As of December 31, 2021, Dr. Evnin held options to purchase 238,500 shares of our common stock.
(7)	On June 10, 2021, Dr. Gaynor was granted an option award that had a grant-date fair value of $81,465. As of December 31, 2021, Dr. Gaynor held options to purchase 90,000 shares of our common stock.
(8)
Upon joining our board, Dr. Schwartz was granted an option award on September 7, 2021 that had a grant-date fair value of $181,662. As of December 31, 2021, Dr. Schwartz held options to purchase 176,250 shares of our common stock.

(9)	On June 10, 2021, Mr. Selby was granted an option award that had a grant-date fair value of $108,620. As of December 31, 2021, Mr. Selby held options to purchase 338,000 shares of our common stock.
The following is a summary of the standard compensation of our non-employee directors as of December 31, 2021:
•	a $42,000 annual retainer for service as a non-executive chair of our Board of Directors;
•	a $42,000 annual retainer for service as a director;
•	a $30,000 annual retainer for service as lead independent director;
•	a $20,000 annual retainer for service as chair of the Audit Committee;
•	a $15,000 annual retainer for service as chair of the Compensation Committee;
•	a $10,000 annual retainer for service as chair of the Nominating and Corporate Governance Committee;
•	a $10,000 annual retainer for service as chair of the Research and Development Committee;
•	a $10,000 annual retainer for service as a non-chairing member of the Audit Committee;
•	a $7,500 annual retainer for service as a non-chairing member of a committee of the board other than the Audit Committee.
Directors may elect to receive some or all of their annual cash retainer for service on our board, but not for committee service, in shares of common stock of our Company.

Each non-employee director is also reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committee of the Board of Directors.
In addition to the cash compensation discussed above, each non-employee director automatically receives nonstatutory stock options under our 2019 Equity Incentive Plan, as follows:
•	upon commencement of service on the board, each new non-employee director receives a nonstatutory stock option to purchase 60,000 shares of our common stock; and
•
on the date of each annual meeting of stockholders, each then-continuing non-employee director receives a nonstatutory stock option to purchase 30,000 shares of our common stock, provided that such director was serving as a director of the Company on the last day of the immediately preceding calendar year.

In addition to the awards listed above, each non-employee director who serves in the following positions receives a nonstatutory stock option to purchase shares of our common stock in the amount indicated below upon the date of commencement of service in such position and upon the date of each annual stockholder meeting thereafter:
Position	Stock Option Grant
Non-Executive Chair of the Board of Directors	12,000 shares
Lead Independent Director	10,000 shares
Each of these stock options has an exercise price per share equal to the closing price on the date of grant, which the Board of Directors determined to be the fair market value per share of our common stock on the grant date and has a ten-year term, subject to earlier termination following cessation of board service by the holder of the option. Grants made to board members vest in equal quarterly installments beginning at the end of the first calendar quarter after the grant date, provided that the board member continues to serve as director and in the position for which the grant was made. Grants made in connection with the commencement of services vest over a period of two years (one-eighth each quarter), while grants made in connection with the annual meeting of stockholders vest over a period of one year (one-fourth each quarter). These options immediately vest in full upon certain changes in control or ownership or upon death or disability of the option holder while serving as a director.
Changes to Director Compensation
In the first quarter of 2022, the Compensation Committee engaged Radford to conduct an assessment of overall Board compensation, including a review of the appropriate mix of cash and equity compensation to determine market alignment. In March 2022, after taking into consideration the recommendations of Radford, the Compensation Committee approved the following changes to equity compensation for our Board of Directors: (1) the initial grant will increase to an option to purchase 90,000 shares of our common stock; and (2) the annual grant will increase to an option to purchase 45,000 shares of our common stock.
TRANSACTIONS WITH RELATED PERSONS
There are no transactions with related persons, as defined in item 404 of Regulation S-K, to report for the fiscal year ended December 31, 2021.

COMPENSATION OF EXECUTIVE OFFICERS
Compensation Discussion and Analysis
This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the “Summary Compensation Table” below, or our “named executive officers,” and the material factors relevant to an analysis of these policies and decisions.
We expanded our Executive Leadership Team in 2021 with the addition of Dr. Robert Ilaria, as Chief Medical Officer and Dr. Stephane Peluso as Chief Scientific Officer. Our full Executive Leadership Team includes:
•	Adelene Q. Perkins, Chief Executive Officer and Chair of the Board;
•	Lawrence E. Bloch, M.D., J.D., President;
•	Robert Ilaria, Jr., M.D., Chief Medical Officer;
•	Stephane Peluso, Ph.D., Chief Scientific Officer; and
•	Seth Tasker, J.D., Chief Business Officer
Our named executive officers for the fiscal year ending December 31, 2021 were:
•	Adelene Q. Perkins, Chief Executive Officer and Chair of the Board;
•	Robert Ilaria, Jr., M.D., Chief Medical Officer; and
•	Stephane Peluso, Ph.D., Chief Scientific Officer
Executive Summary and Company Background
We are a clinical-stage innovative biopharmaceutical company dedicated to developing novel medicines for people with cancer. We combine proven scientific expertise with a passion for developing novel small molecule drugs that target disease pathways for potential applications in oncology. We are focused on advancing eganelisib, also known as IPI-549, an orally administered, clinical-stage, immuno-oncology product candidate that reprograms macrophages through selective inhibition of the enzyme phosphoinositide-3-kinase-gamma, or PI3K-gamma. We have worldwide development and commercialization rights to eganelisib.
Our compensation program ties a substantial portion of our named executive officers’ overall compensation to Company and individual achievement of scientific, business, organizational and operational goals such as:
•	progress in our clinical trials and research programs;
•	maintaining the strong financial health of the Company, including implementation of appropriate financing strategies;
•	addition and development of internal competencies and retention of high-performing citizen-owners; and
•	achievement of desired financial performance.
Following the emergence of the COVID-19 pandemic in early 2020, we assessed areas for potential impact on the Company, including our clinical trials, manufacturing supply chain, financial condition, and employee welfare. We established a work-from-home policy to protect our citizen-owners and the community from spread of the virus and provided support to all members of our team where needed to establish a productive and ergonomic home-office environment. Multiple safety and quarantine restrictions related to the COVID-19 pandemic were lifted in mid-February 2022, and as a result most citizen-owners have returned to a hybrid schedule, working in the office part time. However, as a clinically focused company, we are well suited to working remotely and can quickly respond to changing circumstances.

Despite the ongoing challenges posed by the COVID-19 pandemic, we made significant progress in 2021 and achieved a number of key accomplishments that were considered as part of our 2021 performance evaluation, including the following:
•
Significantly strengthened balance sheet with the successful completion in February 2021 of a public offering of approximately $92 million in gross proceeds and approximately $86 million in net proceeds to support execution on the next phase of eganelisib development.

•
Reported updated safety and efficacy data at the December 2021 San Antonio Breast Cancer Symposium, or SABCS, from our MARIO-3 Phase 2 study evaluating eganelisib in novel triple combination front-line therapies with Tecentriq® and Abraxane® in metastatic triple negative breast cancer, or mTNBC:

○	Of evaluable patients, tumor reduction was observed in 92.8% of patients with PD-L1(+) tumors and 85.2% of patients with PD-L1(-) tumors
○	Progression free survival (PFS)
•
In patients with PD-L1(+) tumors, median PFS in MARIO-3 was 11.0 months, a 47% improvement in median PFS compared to the 7.5 months reported for the atezolizumab and nab-paclitaxel doublet in the IMpassion130 benchmark study

•	In patients with PD-L1(-) tumors, median PFS in MARIO-3 was 7.3 months, a 30% improvement compared to the 5.6 months reported for the atezolizumab and nab-paclitaxel doublet in IMpassion130
○	67% of the PD-L1(-) patients who reached the median PFS of 7.3 months remained on treatment
•
Reported updated data on MARIO-275, our global, randomized, controlled Phase 2 study to evaluate the benefit of adding eganelisib to nivolumab, also known as Opdivo®, in platinum-refractory, I/O naïve patients with advanced, metastatic urothelial cancer, or UC, over nivolumab monotherapy, at the American Society of Clinical Oncology Genitourinary Cancers Symposium, or ASCO GU, in February 2021, and presented updates on overall survival data in July 2021 and January 2022:

○
Median overall survival (mOS) in the intent to treat population as of July 2021 was 15.4 months (6.2, NE) on the eganelisib plus nivolumab combination arm as compared to 7.9 months (2.3, NE) on the control arm of nivolumab alone with a hazard ratio (HR) 0.62 (0.28, 1.36), reflecting a 38% lower probability of death.

○
The mOS in PD-L1(-) patients, as updated in January 2022, was 15.3 months (4.7, NE) on the eganelisib plus nivolumab arm versus 7.9 months (1.9, NE) on the nivolumab control arm with an HR 0.58 (0.21, 1.66), reflecting a 42% lower probability of death.

2021 Say-on-Pay Vote
In evaluating our 2021 executive compensation program and the design of our 2022 executive compensation program, the Compensation Committee considered a number of factors as discussed in this Compensation Discussion and Analysis section, including the stockholder advisory, or say-on-pay, vote on our executive compensation taken at our 2021 Annual Meeting of Stockholders, which was approved by approximately 97% of the votes cast. Our Board and the Compensation Committee value the opinions of our stockholders, and we believe that it is important for our stockholders to have an opportunity to vote on this proposal annually. In addition to our annual advisory vote on executive compensation, we are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues.
Our Compensation Objectives and Philosophy
Our compensation program is designed to be fair, reasonable, and market competitive, while attracting and retaining qualified and talented executives. The objectives of our compensation program are to:
•	attract, retain and motivate the highest caliber clinical, scientific and business professionals to develop and execute our business plan and achieve our mission;
•	ensure that compensation aligns our citizen-owners with our corporate strategy and business objectives;

•
promote the achievement of important and measurable scientific, business, organizational and operational goals by linking contingent cash compensation and long-term equity incentives to the achievement of these goals; and

•	align incentives with the creation of stockholder value.
By layering in various compensation elements, we are given the flexibility to incentivize and reward top performers based on their performance. The key elements of our compensation program and their underlying philosophy are summarized in the following table:
Compensation Element	Purpose	Features
Base salary	Attracts and retains highly skilled executives.
Fixed compensation element that provides financial stability to the recipient; level set based on a cross section of peer group analysis and the experience, skills, knowledge, contributions and responsibilities required of each of our citizen-owners, including each of our named executive officers.

Annual performance- based cash awards	Ties contingent cash compensation to the achievement of key short- or mid-term strategic corporate goals to promote and reward Company and individual success.	Variable compensation element based on annual quantitative and qualitative Company and individual goals.

Equity awards	Provides long-term retention incentive and motivates executives to achieve long-term business goals while linking compensation to long-term stockholder return.
Equity grants are typically issued to our executive officers upon commencement of their employment, annually following a review of their individual and Company performance, and in connection with any promotion. Awards are primarily in the form of stock options and typically subject to multi-year vesting schedules contingent upon continued service.

In addition, consistent with our culture of citizen-ownership, other than pursuant to our Executive Severance Benefits Plan described below under the heading “Components of Our Compensation Program and Relationship to Performance—Severance Benefits,” all citizen-owners are eligible for each element of our compensation program, and our executive officers do not receive any material perquisites or other personal benefits above those offered to all citizen-owners.
Determining and Setting Executive Compensation
The Compensation Committee is responsible for reviewing and approving the compensation of our executive officers. This committee is also responsible for evaluating the Company’s performance against its goals, assessing the performance of our executive officers, and ensuring that our compensation program is both aligned with the objectives described above and competitive with those of other companies in our industry that compete with us for talent.
Compensation decisions by the Compensation Committee are driven primarily by an assessment of Company and individual performance against predetermined goals related to the clinical development of eganelisib and securing and maintaining required financial and human resources, which we believe is appropriate given our stage of development and strategic direction. In determining compensation, we do not believe the application of financial metrics applicable for later stage companies is appropriate, nor do we believe that the failure to apply such formulaic standards creates a misalignment between incentives and creation of stockholder value. We believe the success of our product development programs will be a function of management being responsive to new data while balancing the achievement of short-term objectives with a focus on long-term success.
We intend to regularly assess our annual and long-term incentive compensation programs to determine if we have what we believe to be the appropriate mix of short-, mid- and long-term cash and equity incentives needed to retain and motivate our team in consideration of our strategic direction and risk profile.
Defining and Comparing Compensation to Market Benchmarks
During 2021, the Compensation Committee engaged Radford for assistance in conducting a competitive compensation assessment for our executive officers. In evaluating the total compensation of our executive officers, the Compensation Committee established a peer group of 15 publicly traded, national and regional companies in the biopharmaceutical and biotechnology industries, referred to as our 2021 peer group, that was selected based on a balance of the following criteria:
•	companies whose maturity of product development pipeline and area of therapeutic focus are similar to ours;
•	companies whose market capitalization and number of employees are generally within pre-specified ranges relative to our market cap and number of employees at the time of analysis;
•	companies against which we believe we compete for talent; and
•	companies based in the United States whose compensation and financial data are available in proxy statements or other public documents.
Based on these criteria, our 2021 peer group was composed of the following companies:
Agenus Inc. Caladrius Biosciences, Inc. Calithera Biosciences, Inc. Celldex Therapeutics, Inc. ChemoCentryx, Inc.	CTI BioPharma Corp. CytRX Corporation Inovio Pharmaceuticals, Inc. MEI Pharma NextCure	Rigel Pharmaceuticals, Inc. Sierra Oncology Surface Oncology, Inc. Syros Pharmaceuticals, Inc. Ziopharm Oncology, Inc.
We believe that the compensation practices of our 2021 peer group provide us with appropriate compensation benchmarks for evaluating the compensation of our named executive officers. Due to the nature of our business, we compete for executive talent with many companies that are larger and better established than we are or that possess greater resources than we do, as well as with prestigious academic and non-profit institutions. Other considerations, including market factors, the experience level of the executive and the executive’s performance against established corporate goals and individual objectives, may require that we vary from our historic compensation practices or deviate from our general compensation philosophy under certain circumstances.
Annual Performance Evaluation Process
Our executive leadership team prepares and submits for approval by our Board of Directors a set of annual corporate goals and a weighting for each goal based on the relative importance toward value creation. These corporate goals are directed to specific scientific, business, organizational and operational objectives and represent, in many cases, “stretch” goals that may prove difficult to achieve. Most of these objectives are focused on near-term drivers of stockholder value, while some of our objectives are directed to the maintenance and enhancement of the foundations needed for our future success. Upon approval of the overall corporate goals by our Board of Directors, our executive leadership team and product development team facilitate a process wherein the product development team and each individual citizen-owner establishes goals, focusing on contributions that facilitate the achievement of these corporate goals.

Near the end of each year, our executive leadership team conducts a qualitative and quantitative assessment of our overall performance against goals and determines a recommendation for an overall performance assessment accordingly. First, the executive leadership team makes an assessment of Company performance against each goal on the following scale selecting whether the goal was not met, partially met, met, exceeded, far exceeded, or somewhere in between:
Step 1. Assessment of Each Company Goal:
	Partially Met Goal	Met Goal	Exceeded Goal	Far Exceeded Goal
Example Company Goal A (% Weighted)	Performance Assessment Against Example Company Goal A
Example Company Goal B (% Weighted)	Performance Assessment Against Example Company Goal B
Second, an overall Company performance rating based on the weighted-average of the assessments of all Company goals is determined. The weighted-average assessment of overall Company performance translates to Company contingent cash compensation on a continuous range between 0.7x of target bonus opportunity where the overall Company performance rating was “Met Some Goals” and 1.5x of target bonus opportunity where the overall Company performance rating was “Exceeded All Goals”, as follows:
Step 2. Weighted Assessment of Overall Company Performance:
	Met Some Goals		Met All Goals		Exceeded Some Goals		Exceeded All Goals
Translation of Company Performance to 2021 Bonus	0.7x of Target	⇔	Target Bonus	⇔	1.25x of Target	⇔	1.5x of Target
There is no guaranteed minimum bonus for named executive officers where the weighted-average assessment of overall Company performance is determined to be less than a rating of “Met Some Goals.” This assessment by our executive leadership team is then presented to the Compensation Committee for its review. The Compensation Committee then makes the final determination to what extent Company performance against goals was achieved. The Compensation Committee may review, and historically has reviewed, its assessment with our Board of Directors, although the Compensation Committee is not required to do so.
In addition to evaluating Company performance, we evaluate the individual contributions of each citizen-owner for the year. Contingent cash compensation for our named executive officers is a factor of both Company and individual performance. The individual performance weightings for our named executive officers remained are as follows:
	Company Performance Weighting	Individual Performance Weighting
Adelene Q. Perkins	100%	—
Robert Ilaria, Jr., M.D.	80%	20%
Stephane Peluso, Ph.D.	80%	20%
To determine individual contribution, each citizen-owner performs a written self-assessment of performance against individual goals periodically throughout the year and reviews the assessment with their manager. At the end of the year, each citizen-owner performs a year-end written self-assessment of performance, which is submitted to their manager for that manager’s written assessment of the overall performance of their direct report. In addition, each citizen-owner’s manager solicits input from others within and/or outside of the Company, in what is commonly referred to as a “360 review process.” In the case of Ms. Perkins, the Chair of the Compensation Committee solicits and organizes feedback from our Board of Directors and our human resources function solicits and organizes feedback from Company management. Based on this input, the manager then provides a written performance assessment representing the manager’s assessment of the citizen-owner’s individual performance and future potential. In the case of Ms. Perkins, the Chair of the Compensation Committee meets with her to summarize her annual performance assessment and to provide development feedback.

Ms. Perkins prepares written performance reviews of her direct reports, including Dr. Ilaria and Dr. Peluso, and discusses these reviews with the Compensation Committee. Ms. Perkins discusses her contributions with the Chair of the Compensation Committee, along with sharing a summary of annual Company performance. Additional assessments of her individual performance are obtained through feedback received from our Board of Directors and members of our executive leadership team and other citizen-owners with whom Ms. Perkins regularly interacts. On the basis of this feedback, the Compensation Committee conducts an evaluation of Ms. Perkins’ individual performance and future potential:
•	based on the Company’s performance against its goals;
•	in providing leadership of the Company in the pursuit of these goals;
•	in providing mentorship to her direct reports; and
•	based on progress against her personal and professional development goals.
Components of Our Compensation Program and Relationship to Performance
The primary elements of our compensation program are:
•	cash compensation, which includes base salary and annual; performance-based annual cash incentives, the latter of which we refer to as contingent cash compensation;
•	annual stock option awards;
•	stock option awards granted to citizen-owners upon hire and upon promotion;
•	an employee stock purchase plan;
•	severance benefits plans; and
•	employee benefits, such as health and life insurance and a 401(k) retirement savings plan with partial matching of employee contributions in the form of cash.
Each of these elements is available to all of our citizen-owners generally, although the amounts of contingent cash compensation and severance and the size of stock option awards differ from person to person based on each citizen-owner’s role, market-competitive compensation, and individual performance.
Allocation of compensation between long-term and short-term compensation, between cash and non-cash compensation, or among the different forms of non-cash compensation is determined by the Compensation Committee after reviewing relevant information for our compensation peer group and other relevant data, including survey data, as well as what it believes to be the appropriately competitive level and mix of the various compensation components.
Base Salary
Base salary is intended to provide a fair and competitive base level of compensation for day-to-day performance. Base salaries for our executive officers are intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for talent. Base salaries are originally established at the time such executive is hired based on intended responsibilities of the executive officer, their individual experience and skills, internal equity, external peer company data, and negotiations during the recruiting process. The base salaries of our executive officers are reviewed annually and may be adjusted to reflect market conditions and their performance during the prior year as well as our financial position, or if there is a change in the scope of the officer’s responsibilities or a promotion to a more senior level. We do not provide for any formulaic or guaranteed increases for any of our executive officers.
Dr. Peluso was hired as Chief Scientific Officer in August 2021 with a base salary of $400,000, and Dr. Ilaria was hired as Chief Medical Officer in September 2021 with a base salary of $425,000. In late 2021, Radford conducted a competitive market assessment for our executive officers using available compensation data from our peer group as well as compensation data from the Radford 2021 Global Life Sciences Survey. Radford’s market assessment indicated that the base salary for Ms. Perkins was competitive and the base salaries of Drs. Ilaria and Peluso were below market competitiveness. For 2022, the Compensation Committee determined not to increase Ms. Perkins’ base salary and determined that the base salaries of Drs. Ilaria and Peluso should be increased over time in order to become market competitive, and accordingly, set 2022 base salaries as set forth in the table below.
Named Executive Officers	2022 Base Salary	% Increase over 2021
Adelene Q. Perkins	$689,585	0.0%
Robert Ilaria, Jr., M.D.	456,875	7.5%
Stephane Peluso, Ph.D.	420,000	5%
Contingent Cash Compensation
Under our contingent cash compensation program, the Compensation Committee establishes pools of cash available for potential award, as a percentage of aggregate payroll for all citizen-owners at specified levels of seniority, based on the Compensation Committee’s assessment of overall Company performance. Once the aggregate amount of cash available for potential award under each such pool is established per level of seniority, such pool is allocated among all citizen-owners at that level of seniority based upon the relative individual performance of each citizen-owner compared to the performance of his or her peers. For certain roles in the organization, such as our chief executive officer and president, the contingent compensation pools include only the single incumbent, and awards from the available pools are made based upon the performance of each individual and her or his contribution towards the achievement of Company goals.
We believe our contingent cash compensation program provides the following advantages:
•	it is consistent with the growing practice in the biopharmaceutical industry to provide competitive, but not excessive, base salary levels together with performance-based cash incentives;
•
it enables us to achieve our goal of ensuring that total cash compensation is market competitive, thus enhancing our ability to attract and retain the best possible people without increasing fixed salary expense;

•
it rewards both the achievement of Company goals and strong individual performance in support of those goals, thus maintaining our culture of combining individual excellence and achievement with community collaboration;

•	it is consistent with our values, as all citizen-owners are eligible to participate in the program; and
•	it further aligns executive officer and stockholder interests, as a substantial percentage of our named executive officers’ total compensation is dependent on the achievement of Company goals.
For 2021, the Compensation Committee set target contingent cash compensation opportunities for each of our named executive officers as follows:
Target Bonus (as a % of Base Salary)
Adelene Q. Perkins	65%
Robert Ilaria, Jr., M.D.	40%
Stephane Peluso, Ph.D.	40%

The following table sets forth our 2021 goals and the assessment by the Compensation Committee of Company performance against each goal:
2021 Company Goals

GOAL (Weighting %)	GOAL ASSESSMENT
Goal: Enable Registration Path for Eganelisib by Achieving Each of the Four Sub-Goals Listed Below (90%)	Met Goal: Met each of the four sub-goals listed below to enable planning for Phase 3 study in front-line TNBC
Sub-goals and Assessment Criteria	Sub-goal Assessment
Data Support: • MARIO-3 clinical and translational data supporting registration study of eganelisib, or • MARIO-275 clinical and translational data supporting registration study of eganelisib.
Met Sub-Goal:
• Encouraging MARIO-3 data: mPFS improvement of 47% for PD-L1(+) patients and 30% for PD-L1(-) patients compared to benchmark.
•  Encouraging MARIO-275 data: overall survival hazard ratio of 0.6 in PD-L1(-) patients and 0.62 in the intent-to-treat group.

External Support: • Enthusiasm among key opinion leaders (KOLs) and or regulatory bodies.
Met Sub-Goal:
• Significant KOL enthusiasm for Phase 3 TNBC study and Phase 3 UC study and from multiple KOL steering committees in 2021.
• Initial discussions with regulatory authorities in 2021 that will help inform additional regulatory interactions relative to a registration path with eganelisib in TNBC.

Financial Support: • Secure financial support for the expanded development of eganelisib.
Met Sub-Goal:
• Raised $92 million in gross proceeds from an underwritten public offering at $3.80 per share.
• Ended 2021 with ~$81 million in cash.
• Added three new analysts and maintained existing five analysts.

Internal Support: • Enthusiastic and motivated team to accomplish 2021 goals.
Met Sub-Goal:
• Recruited Dr. Ilaria as Chief Medical Officer and Dr. Peluso as Chief Scientific Officer.
• Retained Dr. Brian Schwartz’s ongoing contributions through his transition from consulting Chief Physician to the Board of Directors.
• Filled additional key leadership positions in the Company to support advancement of eganelisib clinical development plan.

Goal: Expand Clinical Development Opportunities (10%)	Met Goal
• Secure additional external validation or support of eganelisib; • Identify or secure additional studies to general actionable signals while registration studies are ongoing
• Completed internal assessment resulting in identification of multiple potential indications for planned MARIO-P platform study
• Identified multiple potential opportunities through investigator sponsored approaches

Based on the assessment against Company goals described above, the Compensation Committee determined that we achieved the overall weighted assessment of “Met All Goals,” which translates to the target bonus opportunity for the establishment of cash bonus pools:
Weighted Assessment of Overall Company Performance
	Met Some Goals	Midpoint	Met All Goals	Midpoint	Exceeded Some Goals	Midpoint	Exceeded All Goals
Overall 2021 Weighted Performance Assessment			X
Translation of Performance to 2021 Cash Bonus	0.7x of Target	⇔	Target Bonus	⇔	1.25x of Target	⇔	1.5x of Target
2021 Contingent Cash Compensation Awards
Ms. Perkins’ performance assessment is entirely based on Company performance relative to goals, and accordingly Ms. Perkins was assessed as having met all goals for 2021. Dr. Ilaria’s performance assessment is based 80% on Company performance and 20% on individual performance. Dr. Peluso’s performance assessment is based 80% on Company performance and 20% on individual performance. The Compensation Committee determined that Dr. Ilaria and Dr. Peluso each met their individual goals. Accordingly, as Ms. Perkins, Dr. Ilaria and Dr. Peluso were each assessed as having met all goals, each received a contingent cash compensation award at the target bonus level as follows:
2021 Contingent Compensation Award
Named Executive Officers	Target Bonus (as a % of Salary)	Total Award ($)
Adelene Q. Perkins	65%	$448,230
Robert Ilaria, Jr., M.D.	40%	55,577(1)
Stephane Peluso, Ph.D.	40%	160,000(2)
(1)	Prorated based on Dr. Ilaria’s hire date of September 1, 2021.
(2)	Not prorated, pursuant to Dr. Peluso’s offer letter.
2022 Contingent Cash Compensation Award Targets
The following table sets forth the target bonus for each of our named executive officers for 2022, which represents no change from 2021:
Target Bonus (as a % of Base Salary)
Adelene Q. Perkins	65%
Robert Ilaria, Jr., M.D.	40%
Stephane Peluso, Ph.D.	40%

Our Compensation Committee set target contingent cash compensation opportunities at the following levels, representing no change from 2021:
2022 Contingent Cash Compensation Targets	Multiple of Target Bonus for Assessment of “Partially Met Goals”		Multiple of Target Bonus for Assessment of “Met All Goals”		Multiple of Target Bonus for Assessment of “Exceeded Some Goals”		Multiple of Target Bonus for Assessment of “Exceeded All Goals”
Adelene Q. Perkins	0.7x	⇔	1.0x	⇔	1.25x	⇔	1.5x
Robert Ilaria, Jr., M.D.	0.7x	⇔	1.0x	⇔	1.25x	⇔	1.5x
Stephane Peluso, Ph.D.	0.7x	⇔	1.0x	⇔	1.25x	⇔	1.5x
Equity Awards
Our equity award program is the primary vehicle for offering long-term incentives to all of our citizen-owners, including our named executive officers. We believe that equity grants are fundamental to creating a culture of citizen-ownership, providing our citizen-owners with a strong link to our long-term performance and aligning the interests of our citizen-owners and our non-employee stockholders by allowing citizen-owners to participate in our long-term success as reflected in stock price appreciation. In addition, the vesting feature of our equity grants is intended to further our goal of retention because it provides an incentive for our citizen-owners, including our named executive officers, to remain in our employ during the vesting period. All equity-based awards made to our named executive officers are approved by the Compensation Committee.
Our equity awards have generally taken the form of stock options or, less frequently, performance-based or time-based restricted stock units. Stock options are typically granted to new citizen-owners upon their hire and typically vest as to one-quarter of the shares on the first anniversary of the date of hire, and in equal monthly installments over the following three years. Stock options granted to citizen-owners upon promotion to a more senior position typically vest in equal monthly installments over four years from the date of the grant. Additionally, the Compensation Committee may exercise its discretion to grant one-time awards to some or all citizen-owners, including our named executive officers, from time to time. All stock options granted under our equity incentive plans have a maximum term of ten years and substantially all awards have vesting rights that terminate upon termination of service to us and exercise rights that cease shortly after termination of service to us. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares underlying such option, including no voting rights and no right to receive dividends or dividend equivalents. The exercise price per share for each stock option granted by us is equal to the closing price of a share of our common stock on the date of grant.
We do not seek to coordinate the timing of equity grants to our named executive officers with our release of material non-public information, and our named executive officers are prohibited from pledging or engaging in short sales or derivative transactions of our securities. We have not adopted stock ownership guidelines for our named executive officers; however, we encourage all of our citizen-owners to maintain an equity position in the Company.
All of our citizen-owners, including our named executive officers, are eligible to receive stock option grants in connection with the annual performance review process. For 2021, the Compensation Committee determined target award sizes and vesting schedules that were informed by Radford’s executive compensation assessment. The Compensation Committee then factored the 2021 overall Company performance assessment and 2021 individual performance assessment for each named executive officer to determine actual grant sizes.
In January 2022, in light of the Company having met its goals for 2021, the Compensation Committee approved a stock option grant to each of our named executive officers as set forth in the table below:
Stock Option Awards(1)
Adelene Q. Perkins	576,100
Robert Ilaria, Jr., M.D.	87,472
Stephane Peluso, Ph.D.	87,027
(1)	Dr. Ilaria and Dr. Peluso’s grants were prorated based on their hire dates of September 1, 2021, and August 2, 2021, respectively.

Each of these stock options awards gives the holder the right to acquire one share of our common stock, has a ten-year term, ratable monthly vesting over four years, and an exercise price equal to the closing price of a share of our common stock on the Nasdaq Global Select Market on the date of grant.
All of our citizen-owners, including our named executive officers, are also eligible to receive stock option grants in conjunction with a promotion to a more senior position. Typically, the size of such awards is equal to the difference of the number of stock options that would be granted to such citizen-owner if he or she were to be newly hired into his or her previous position from the number of stock options that would be granted to such citizen-owner if he or she were to be newly hired into his or her new position.
Hedging and Pledging
Our insider trading policy prohibits all directors and citizen-owners, including our named executive officers, from pledging or engaging in hedging or similar transactions in the Company's stock, such as short sales, prepaid variable forward contracts, equity swaps, collars, exchange funds, puts, calls, or other derivative securities. These types of transactions are prohibited because otherwise they would permit a director, officer or employee to continue to own the Company's securities but without the risks and rewards of ownership, which potentially separates the holder’s interests from those of other Company stockholders.
Severance Benefits
Our amended Executive Severance Benefits Plan, or the Severance Plan, provides eligible full-time executives who are duly elected by our Board of Directors as “executive officers” of the Company within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934, as amended, with certain severance benefits upon a termination without cause or a resignation for good reason including in each case within one year following a change in control, which we refer to as a covered termination. The Severance Plan supersedes the provisions of any separation plans, separation policies or agreements between any Severance Plan participant and the Company that provide for severance benefits, including the offer letter of Ms. Perkins, except to the extent expressly stated in such plans, policies or agreements. Pursuant to the Severance Plan, each executive who is subject to a covered termination is entitled to:
•	continuation of such executive’s monthly base salary for the twelve-month period following termination;
•
payment by us of a portion of the cost of COBRA continuation of benefits coverage for the executive and his or her applicable dependents for the twelve-month period following such termination or until the executive commences new employment and is eligible for new plan coverage, if sooner, subject to certain conditions set forth in the Severance Plan;

•	reasonable outplacement benefits for up to six months at the discretion of the Severance Plan’s administrator or until the executive commences new employment, if sooner;
•
any unpaid annual bonus in respect to any completed bonus period which has ended prior to the date of the executive’s termination and which our Board of Directors deems granted to the executive in its discretion pursuant to our contingent cash compensation program;

•
at the sole discretion of the Severance Plan’s administrator, the prorated amount of any minimum bonus award approved by the Compensation Committee for the year in which the covered termination occurs; and

•	immediate vesting of the portion of any outstanding equity awards of the executive which would have vested within the one year-period following such covered termination.
To receive any benefits under the Severance Plan, the executive officer must comply with provisions of any applicable noncompetition or non-solicitation agreement to which he or she is a party and must observe any other obligations he or she has to us. The executive officer must also execute and deliver a suitable waiver and release under which the executive releases and discharges us of any and all claims arising out of his or her employment relationship with us. Severance benefits are to be paid in accordance with the terms of the Severance Plan and our regular pay practices in effect from time to time.

We believe that providing these benefits enhances our ability to attract and retain executive talent and aligns with stockholder interests. We believe that our severance benefits are generally in line with severance packages offered to executives by comparable companies.
We have structured severance benefits to apply following a change in control such that benefits are paid upon the occurrence of both a change in control and the termination of the executive during the 12-month period following the change in control. We believe this structure provides the executive with appropriate incentives to cooperate in negotiating any change in control in which they believe they may lose their job.
Our Severance Plan does not provide any “gross-up” for the amount of excise tax liability, if any, under Section 4999 of the Internal Revenue Code of 1986, as amended, or the Code, related to the “golden parachute payment” provisions under Section 280G of the Code.
Employee Stock Purchase Plan
Our employee stock purchase plan permits citizen-owners, including our named executive officers, to purchase shares of our common stock at a discount and consists of consecutive, overlapping 24-month offering periods, each consisting of four six-month purchase periods. On the first day of each offering period, each citizen-owner who is enrolled in the employee stock purchase plan will automatically receive an option to purchase shares of our common stock in accordance with the terms of the plan. The purchase price of each of the shares purchased in a given purchase period will be 85% of the closing price of a share of our common stock on the first day of the offering period or the last day of the purchase period, whichever is lower.
Benefits and Other Compensation
We provide a broad-based benefits program for all of our citizen-owners, including health, dental and vision insurance, life and disability insurance, group insurance discounts, first-time homebuyer’s assistance, educational assistance, paid vacation time, paid sabbatical leave following each five-year period of service, subsidized parking, and a 401(k) savings plan. Our named executive officers are eligible to participate in all of our benefit plans, in each case on the same basis as other citizen-owners. Under the Company-matching feature under our 401(k) savings plan, we match in cash 100% of each citizen-owner’s contributions, up to a maximum of 6% of such citizen-owner’s base salary and subject to applicable IRS limitations.
In particular circumstances, we sometimes award cash signing bonuses when executive officers first join us. Such cash signing bonuses typically are subject to repayment in full or on a pro-rated basis if the executive officer voluntarily terminates employment with us during a prescribed period of time following their date of hire. Whether a signing bonus is paid and the amount of the bonus is determined on a case-by-case basis under the hiring circumstances specific to each candidate. For instance, we may consider paying signing bonuses to compensate for amounts forfeited by an executive candidate upon terminating prior employment or to create additional incentive for an executive to join us in a position where there is high market demand.
Given our objective of attracting the highest caliber talent, we may recruit talented individuals from outside of the Boston area to fill open positions. We generally provide reasonable relocation assistance to those individuals.
Accounting and Tax Considerations; Application of with Internal Revenue Code Section 162(m)
While the Compensation Committee generally considers the financial accounting and tax implications to us of its executive compensation decisions, neither element was a material consideration in the compensation awarded to our named executive officers in 2021. Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid in any one year to each of certain of the company’s current and former executive officers. Historically, compensation that qualified under Section 162(m) as performance-based compensation was exempt from the deduction limitation. However, subject to certain transition rules, tax legislation signed into law on December 31, 2017 eliminated the performance-based compensation exception. As a result, for taxable years beginning after December 31, 2017, all compensation in excess of $1 million paid in any one year to each of the specified officers that is not covered by the transition rules will not be deductible by us.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Current Named Executive Officers
Adelene Q. Perkins,
Chief Executive Officer (5)	2021	689,585	—	—	—	448,230	11,472	1,149,287
	2020	689,585	—	193,918	1,399,928	448,230	11,429	2,743,090
Robert Ilaria, Jr., M.D.,
Chief Medical Officer (6)	2021	143,846	150,000	—	878,520	55,577	9,590	1,237,533
Stephane Peluso, Ph.D.,
Chief Scientific Officer (7)	2021	169,231	—	146,500	596,400	160,000	9,109	1,081,240
(1)
For 2021, the amount in this column represents the value of a one-time employment inducement grant of 50,000 restricted stock units, or RSUs, where each RSU represents a contingent right to receive one share of the Company's common stock. The RSUs were granted to Dr. Peluso on August 2, 2021 with a grant date value of $146,500 as computed in accordance with FASB ASC Topic 718 and as an inducement to commencing employment with the Company. Subject to Dr. Peluso's continued employment as the Company’s Chief Scientific Officer, the RSUs will vest as to all 50,000 shares of common stock on August 2, 2022. For 2020, the amounts in this column represent the value of 155,134 full-vested shares of Company common stock awarded to Ms. Perkins in 2020 as part of the 2019 contingent cash compensation program. No other stock awards were made to named executive officers in 2020.

(2)
The amounts in this column reflect the aggregate grant date fair value of option awards as computed in accordance with FASB ASC Topic 718 and granted during the applicable fiscal year. For 2020, the amounts in this column represent the aggregate of two option grants awarded in 2020 for separate performance evaluation cycles as follows (a) options awarded on January 10, 2020 for services performed in 2019, and (b) options awarded in December 22, 2020 for services performed in 2020. Options awarded for a performance year are typically granted in January of the following year, but the awards for 2020 were granted in December 2020 instead of January 2021 due to administrative constraints. See the information in Note 3, “Stock-Based Compensation,” to our consolidated financial statements, included as part of our Annual Report on Form 10-K for the year ended December 31, 2021, for assumptions made in determining these values.

(3)
For 2021, the amounts in this column reflect amounts paid to each of our named executive officers under the contingent cash compensation program in “Compensation Discussion and Analysis,” above. For 2020, the amounts in this column reflect amounts paid to Ms. Perkins under the contingent cash compensation program described in our Form DEF 14A for the 2020 fiscal year under the section entitled “Compensation Discussion and Analysis.”

(4)	Amounts in this column represent the sum of (i) any life insurance premiums paid on behalf of the officer and (ii) the amount contributed to the officer’s 401(k) account as a matching contribution.
(5)	Ms. Perkins received the amounts listed above for service as our Chief Executive Officer for 2021 and 2020 and received no compensation for service as a director for all years reported.
(6)	Dr. Ilaria’s hire date was September 1, 2021; he received no compensation in 2020.
(7)	Dr. Peluso’s hire date was August 2, 2021; he received no compensation in 2020.

Outstanding Equity Awards at Fiscal Year-End Table
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)
Adelene Q. Perkins	191,750	—	7.93	1/6/2022	—	—
	153,835	—	36.85	1/4/2023	—	—
	85,500	—	12.91	1/10/2024	—	—
	250,000	—	15.74	1/14/2025	—	—
	185,000	—	6.71	1/6/2026	—	—
	1,000,000	—	1.46	1/6/2027	—	—
	180,000	—	2.23	1/2/2028	—	—
	500,000	—	1.99	1/8/2028	—	—
	182,250	60,750(1)	1.24	1/04/2029	—	—
	181,500	60,500(1)	1.24	1/04/2029	—	—
	303,125	303,125(2)	1.25	1/10/2030	—	—
	131,354	353,646(3)	2.14	12/22/2030	—	—

Robert Ilaria, Jr., M.D.	—	300,000(4)	3.59	9/1/2031	—	—

Stephane Peluso, Ph.D.	—	250,000(5)	2.93	8/2/2031	50,000	112,500(6)
(1)	Vests in equal monthly installments on the last day of each month through January 31, 2023.
(2)	Vests in equal monthly installments on the last day of each month through January 31, 2024.
(3)	Vests in equal monthly installments on the last day of each month through December 31, 2024.
(4)	Vested as to one quarter of the shares on September 1, 2022 and thereafter vests as to the remaining shares in equal monthly installments through September 1, 2025.
(5)	Vested as to one quarter of the shares on August 2, 2022 and thereafter vests as to the remaining shares in equal monthly installments through August 2, 2025.
(6)	Subject to Dr. Peluso's continued employment as the Company’s Chief Scientific Officer, the restricted stock units will vest as to all 50,000 shares of common stock on August 2, 2022.
Narrative Disclosures
The narrative disclosures required under Item 402(o) of Regulation S-K, related to the Summary Compensation Table, and Item 402(q) of Regulation S-K, related to retirement benefits and plan providing for payment upon resignation or retirement, are contained above within the footnotes to the Summary Compensation Table under the heading “Compensation of Executive Officers—Compensation Discussion and Analysis.”

Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2021:
	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	12,139,439	$3.54	2,598,267(1)
Equity compensation plans not approved by security holders	550,000	3.29	—
Total	12,689,439	$3.53	2,598,267
(1)
Consists of (i) 2,069,146 shares of our common stock available for future issuance under our 2019 Plan and (ii) 529,121 shares of our common stock available for future issuance under our employee stock purchase plan.

PROPOSAL 2—ADVISORY VOTE ON THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, which added Section 14A of the Exchange Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, a resolution on the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. We are asking our stockholders to provide an advisory vote on the compensation of our named executive officers for the year ended December 31, 2021, as such compensation is described in the section entitled “Compensation Discussion and Analysis,” the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this proxy statement, beginning on page 25.
Our executive compensation program is designed to attract, motivate, and retain our executive officers, who are critical to our success. Our program rewards strong performance and provides near-term and long-term incentives that are aligned with stockholder value creation. Awards under our contingent cash compensation program are formulaically tied to the achievement of corporate goals, and we use stock options and restricted stock unit awards as a compensation vehicle in order to preserve our cash resources and link compensation with stockholder return. Our board believes that this link between compensation and the achievement of both annual and long-term objectives has helped drive our performance over time and does not encourage excessive risk-taking by our executive leadership team. In addition, consistent with our culture of citizen-ownership, each element of our compensation program is broadly available across our Company, and our executive officers do not receive any material perquisites or other personal benefits.
In 2017, our stockholders voted in support of our proposal to hold an advisory vote on the compensation of our named executive officers each year. Accordingly, the next opportunity after our 2022 Annual Meeting to vote on this matter will be during our 2023 annual meeting of stockholders. As such, our Board of Directors is asking stockholders to approve a non-binding advisory vote on the following resolution:
RESOLVED, that the stockholders of Infinity Pharmaceuticals, Inc. (“Infinity”) approve, on an advisory (non-binding) basis, the compensation paid to Infinity’s named executive officers, as such compensation is described in the Compensation Discussion and Analysis section, the Summary Compensation Table, and the related compensation tables, notes and narrative disclosure contained in this proxy statement.
As an advisory vote, the result of this proposal is not binding on us, our board, or the Compensation Committee. The outcome of this advisory vote does not overrule any decision by us or our Board of Directors (or any committee thereof), create or imply any change to the fiduciary duties of the Company or our Board of Directors (or any committee thereof), or create or imply any additional fiduciary duties for the Company or our Board of Directors (or any committee thereof). However, the Compensation Committee and Board of Directors value the opinions to be expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
Our Board of Directors recommends that you vote “FOR” approval of the compensation paid to the
Company’s named executive officers, as described in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative disclosure set forth in this proxy statement.

PROPOSAL 3—APPROVAL OF AMENDMENT NO. 2 TO 2019 EQUITY INCENTIVE PLAN
Background of the 2019 Equity Incentive Plan
Our 2019 Equity Incentive Plan, or 2019 Plan, was approved by our board of directors on March 12, 2019 and approved by our stockholders on June 13, 2019. Our Board of Directors believes that our ability to maintain a competitive position by recruiting, retaining and motivating key citizen-owners with experience and ability is fundamental to our success. Critical to achieving these goals is our ability to grant equity-based compensation. As a key component of our compensation program, equity-based compensation is consistent with our philosophy of aligning the interest of our citizen-owners with those of our stockholders and rewarding our citizen-owners for performance. Granting equity-based compensation is pervasive within the biopharmaceutical industry and thus imperative in our effort to compete for talent.
The 2019 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights (or SARs), restricted stock, restricted stock units, and other stock-based and cash-based awards. At the time our 2019 Plan was approved by our stockholders, up to 5,800,000 shares of our common stock, together with up to 9,561,971 additional shares from expiring or canceled grants made under the Company’s 2010 Stock Incentive Plan and 2000 Stock Incentive Plan, were reserved for future issuance pursuant to the 2019 Plan.
On March 25, 2022, our board of directors adopted a first amendment to the 2019 Plan, or Amendment No. 1, which increased the number of options granted to new directors upon appointment to 90,000 shares of common stock and the number of options granted annually to directors to 45,000 shares of common stock. We have included Amendment No. 1 in Appendix A. Amendment No. 1 was not required to be approved by our stockholders On March 25, 2022, our board of directors adopted, subject to stockholder approval, a second amendment to the 2019 Plan that would increase the number of shares of our common stock that may be issued pursuant to awards granted under the 2019 Plan by an additional 6,500,000 shares. A copy of the 2019 Plan, as amended, and the proposed Amendment No. 2 are attached to this proxy statement in Appendix A.
As of March 31, 2022, options to purchase 14,538,334 shares of common stock were outstanding under the 2019 Plan and 2010 Plan or as inducement grants outside of a plan, and restricted stock units with respect to 50,000 shares of common stock were outstanding as inducement grants. The outstanding options had a weighted-average exercise price of $3.18 and a weighted-average remaining term of 6.78 years. There were 220,251 shares available for future grant under the 2019 Plan and no shares available for future grant under the 2010 Plan, which was terminated upon shareholder approval of the 2019 Plan.
We expect that if stockholders approve Amendment No. 2 to increase the shares available for issuance under the 2019 Plan by 6,500,000 shares of common stock, we will be able to grant equity awards at our historic rates for approximately two to three years, but the actual duration of the share pool may vary based on changes in participation and the Company’s stock price.
Highlights of the 2019 Equity Incentive Plan
•
No liberal share recycling. The 2019 Plan prohibits the re-granting of (i) shares withheld or delivered to satisfy the exercise price of an award or to satisfy tax withholding obligations, (ii) shares that were subject to a stock appreciation right, or SAR, and were not issued upon the net settlement or net exercise of such award, or (iii) shares repurchased on the open market using proceeds from the exercise of an award.

•	Fungible Share Pool. Full value awards count against the share limits under the 2019 Plan as 1.35 shares for each share of Common Stock subject to the award.
•	No Repricing of Awards. The 2019 Plan prohibits the direct or indirect repricing of stock options or SARs without stockholder approval.
•	No Discounted Options or SARs. All options and SARs must have an exercise or measurement price that is at least equal to the fair market value of the underlying Common Stock on the date of grant.
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No Reload Options or SARs. No options or SARs granted under the 2019 Plan may contain a provision entitling the award holder to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR.

•	No Dividend Equivalents on Options or SARs. No options or SARs granted under the 2019 Plan may provide for the payment or accrual of dividend equivalents.
•
Dividends & Dividend Equivalents on Restricted Stock, Restricted Stock Units and Other-Stock Based Awards Including Performance Awards Not Paid Until Award Vests. Any dividends or dividend equivalents paid with respect to restricted stock, restricted stock units or other stock-based awards will be subject to the same restrictions on transfer and forfeitability as the award including performance awards with respect to which it is paid.

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Material Amendments Require Stockholder Approval. Stockholder approval is required prior to an amendment to the 2019 Equity Incentive Plan that would (i) materially increase the number of shares authorized, (ii) expand the types of awards that may be granted, or (iii) materially expand the class of participants eligible to participate.

•	Administered by an Independent Committee. The 2019 Plan is administered by the Compensation Committee, which is made up entirely of independent directors.
Determination of the Number of Shares for the 2019 Plan, as Amended by Amendment No. 2
Within the biopharmaceutical industry, equity continues to be a key component of employee compensation. We recognize that equity is a limited resource and that its allocation must be thoughtful – reflecting both the need to ensure that our citizen-owners make decisions that can best create long-term stockholder value and the imperative to closely manage stockholder dilution. In recommending Amendment No. 2 to the 2019 Plan, our Compensation Committee carefully considered the equity compensation needs of the company, including the number of shares likely to be needed for future grants to attract and retain exceptional talent in a highly competitive environment. The Compensation Committee balanced these needs with our equity burn rate and potential dilution to our stockholders.
Burn Rate
Burn rate provides a measure of the potential dilutive impact of our equity award program which we calculate by dividing the number of shares subject to equity awards granted during the year by the basic weighted average number of shares outstanding. Set forth below is a table that reflects our burn rate for the 2021, 2020 and 2019 calendar years as well as an average over those years.
Calendar Year	Total Awards Granted(1)	Basic Weighted Average Number of Common Shares Outstanding	Gross Burn Rate(2)
2021	1,074,040	85,597,264	1.25%
2020	4,999,811	59,857,860	8.35%
2019	2,199,596	56,983,652	3.86%
Three-Year Average			4.49%
(1)	For 2021, this total includes 50,000 unadjusted full-value shares granted to Dr. Peluso, or 75,000 ISS adjusted full-value shares, which are included in the Basic Weighted Average column.
(2)	We defined “gross burn rate” as the number of equity awards granted in the year divided by the basic weighted average number of common shares outstanding.
We believe that we have effectively managed our equity burn rate. We have decreased our burn rate to our current three-year average burn rate of 4.49%, which falls below the burn rate benchmark of 7.65% established by Institutional Shareholder Services, Inc., or ISS, for Russell 3000 companies in our industry. Our ability to manage our equity burn rate and to align compensation to performance has been recognized by our stockholders as we received the support of approximately 97% of the votes cast at our 2021 annual stockholders meeting on a resolution to approve, on an advisory (non-binding) basis, our executive compensation program.
Dilution and Overhang
We believe that the dilution level resulting from approval of Amendment No. 2 is moderate and in the best interest of our stockholders.

Overhang is a measure of potential dilution which we define as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for future awards and (c) the number of shares outstanding. As of March 31, 2022, there were 14,588,334 shares underlying all equity awards outstanding under the 2019 Plan and 2010 Plan or as inducement grants outside of a plan, and 220,251 shares available for the future grant of awards under the 2019 Plan. The equity awards are comprised of 14,538,334 options with a weighted-average exercise price of $3.18 and a weighted-average remaining term of 6.78 years, as well as restricted stock units with respect to 50,000 shares of common stock outstanding as inducement grants. Accordingly, our overhang at March 31, 2022 was 14.24% and if the 6,500,000 shares proposed to be authorized for grant under Amendment No. 2 are included in the calculation, our overhang at March 31, 2022 would have been 19.29%.
In addition to these quantitative measures, we believe that our equity compensation program is aligned with stockholder value using qualitative measures. Our stock option program is the primary vehicle for offering long-term incentives to our citizen-owners. All of our citizen-owners receive stock option grants upon their hire and are eligible to receive merit stock option grants in connection with our annual performance review process and with a promotion to a more senior position. We believe that broad-based equity grants are fundamental in creating a culture of citizen-ownership, providing our citizen-owners with a strong link to our long-term performance and aligning the interests of our citizen-owners and our non-employee stockholders by allowing citizen-owners to participate in the longer term success of our company as reflected in stock price appreciation. In addition, the vesting feature of our equity grants is intended to further our goal of retention because it provides an incentive for our citizen-owners to remain in our employ during the vesting period.
As we continue to advance eganelisib, we believe our success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating our citizen-owners. We recognize the need to do this while simultaneously managing the impact of equity awards on our stockholders. We believe that the number of shares currently available to us for option grants and other stock-based awards under our 2019 Plan will be insufficient to satisfy our future equity compensation needs. We expect that if stockholders approve Amendment No. 2 to increase the shares available for issuance under the 2019 Plan by 6,500,000 shares of common stock, we will be able to grant equity awards at our historic rates for approximately two to three years, but the actual duration of the share pool may vary based on changes in participation and the Company’s stock price. We also believe that we have effectively balanced the competing priorities impacting our equity compensation practices and we intend to continue this practice in the future.
Accordingly, our board of directors believes approval of Amendment No. 2 to the 2019 Plan is in the best interests of our company and our stockholders and recommends a vote “FOR” the approval of such amendment.
Description of the 2019 Equity Incentive Plan, as Amended
The following is a brief summary of the 2019 Plan, as amended, a copy of which is attached as Exhibit A to this proxy statement. References to our Board of Directors in this summary shall include the Compensation Committee or any similar committee appointed by our Board of Directors to administer the 2019 Plan.
Types of Awards; Shares Available for Awards; Share Counting Rules
The 2019 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, nonstatutory stock options, SARs, restricted stock, restricted stock units, other stock-based awards and cash awards as described below, which we collectively refer to as awards.
Subject to adjustment in the event of stock splits, stock dividends or similar events, awards may be made under the 2019 Plan (any or all of which awards may be in the form of incentive stock options) for up to the sum of 5,800,000 shares of our Common Stock plus such additional number of shares of our Common Stock (up to 9,561,971 shares) as is equal to (x) the number of shares of the Company’s Common Stock reserved for issuance under the 2019 Plan that remain available for grant under the 2019 Plan immediately prior to the date that the 2019 Plan is approved by the Company’s stockholders and (y) the number of shares of Common Stock subject to awards granted under the Prior Plans, which awards expire, terminate or are otherwise surrendered, cancelled or forfeited or repurchased by the Company pursuant to a contractual repurchase right (subject, in the case of incentive stock options, to any limitations under the Code). The 2019 Plan provides that to the extent a share that is subject to an award granted under the 2019 Plan that counted as 1.35 shares against the 2019 Plan’s share reserve is made available for the award of future grants under the 2019 Plan, the share reserve of the 2019 Plan will be credited with 1.35 shares. Otherwise, each share of Common Stock subject to an award under the 2019 Plan that becomes available for grant under the 2019 Plan will increase the 2019 Plan’s share reserve by one share.
The 2019 Plan uses a “fungible share” concept under which each share of the Company’s Common Stock subject to awards granted as options and SARs cause one share of the Company’s Common Stock per share under the award to be removed from the available share pool, while each share of the Company’s Common Stock subject to awards granted as restricted stock, restricted stock units, or other stock-based awards where the per share purchase price for the award is less than 100% of the fair market value of our the Company’s Common Stock on the date of grant of the award will cause 1.35 shares of the Company’s Common Stock per share under the award to be removed from the available share pool. Shares of the Company’s Common Stock covered by awards under the 2019 Plan that are returned to the 2019 Plan as described in the following paragraph and become available for issuance pursuant to a new award will be credited back to the pool at the same rates described above.
The maximum number of shares with respect to which awards may be granted to any participant under the 2019 Plan in the form of options or stock appreciation rights may not exceed 1,000,000 shares per calendar year. The maximum number of shares with respect to which awards may be granted to any participant under the 2019 Plan in the form of restricted stock, restricted stock units or other stock-based awards may not exceed 1,000,000 per calendar year.
For purposes of counting the number of shares available for the grant of awards under the 2019 Plan and the sublimits of the 2019 Plan, all shares of Common Stock covered by SARs will be counted against the number of shares available for the grant of awards and against the sublimits under the 2019 Plan. However, SARs that may be settled only in cash will not be so counted. Similarly, to the extent that a restricted stock unit award may be settled only in cash, no shares will be counted against the shares available for the grant of awards under the 2019 Plan. In addition, if we grant an SAR in tandem with an option for the same number of shares of our Common Stock and provide that only one such award may be exercised, which we refer to as a tandem SAR, only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the 2019 Plan.
Shares covered by awards under the 2019 Plan that expire or are terminated, surrendered, or cancelled without having been fully exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash) will again be available for the grant of awards under the 2019 Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of an SAR, the number of shares counted against the shares available for the grant of awards under, and against the sublimits under, the 2019 Plan will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.
Shares of Common Stock that are delivered (by actual delivery, attestation, or net exercise) to us by a participant to purchase shares of Common Stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will not be added back to the number of shares available for the future grant of awards under the 2019 Plan. Shares purchased by us on the open market using proceeds from the exercise of an award will not increase the number of shares available for future grant of awards.
In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our Board of Directors may grant awards under the 2019 Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as our Board of

Directors determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the 2019 Plan. Any such substitute awards shall not count against the overall share limits or the sublimits of the 2019 Plan, except as required by reason of Section 422 and related provisions of the Code.
Descriptions of Awards
Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the option grant. An option that is not intended to be an “incentive stock option” is a “nonstatutory stock option.” Options may not be granted at an exercise price that is less than 100% of the fair market value of our Common Stock on the date of grant. If our Board of Directors approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of our Common Stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the 2019 Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). The 2019 Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash, by check, (ii) except as may otherwise be provided in the applicable option agreement or approved by our Board of Directors, in connection with a “cashless exercise” through a broker, (iii) to the extent provided in the applicable option agreement or approved by our Board of Directors, and subject to certain conditions, by delivery of shares of Common Stock to us owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable nonstatutory stock option agreement or approved by our Board of Directors, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of Common Stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our Common Stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by our Board of Directors, by any other lawful means (but not by a promissory note of the participant), or (vi) by any combination of these forms of payment. No option granted under the 2019 Plan may contain a provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option. No options granted under the 2019 Plan may provide for the payment or accrual of dividend equivalents.
Stock Appreciation Rights. An SAR is an award entitling the holder, upon exercise, to receive a number of shares of our Common Stock, or cash (or a combination of shares of our Common Stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our Common Stock over the measurement price. The 2019 Plan provides that the measurement price of an SAR may not be less than the fair market value of our Common Stock on the date the SAR is granted (provided, however, that if our Board of Directors approves the grant of an SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years. No SARs granted under the 2019 Plan may contain a provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR. No SARs granted under the 2019 Plan may provide for the payment or accrual of dividend equivalents.
Limitation on Repricing of Options or SARs. With respect to options and SARs, unless such action is approved by stockholders or otherwise permitted under the terms of the 2019 Plan in connection with certain changes in capitalization and reorganization events, we may not (1) amend any outstanding option or SAR granted under the 2019 Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the 2019 Plan) and grant in substitution therefor new awards under the 2019 Plan (other than certain substitute awards issued in connection with an acquisition by us, as described above) covering the same or a different number of shares of our Common Stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the canceled option or SAR, (3) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of our Common Stock, or (4) take any other action under the 2019 Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our Common Stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends (whether paid in cash, stock or property) declared and paid by us with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares.
Restricted Stock Unit Awards. Restricted stock units, or RSUs, entitle the recipient to receive shares of our Common Stock, or cash equal to the fair market value of such shares, to be delivered at the time such award vests pursuant to the terms and conditions established by our Board of Directors. Our Board of Directors may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. Our Board of Directors may provide that a grant of RSUs may provide the participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our Common Stock. Any such dividend equivalents may be settled in cash and/or shares of our Common Stock and will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded.
Other Stock-Based Awards. Under the 2019 Plan, our Board of Directors may grant other awards of shares of our Common Stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our Common Stock or other property, having such terms and conditions as our Board of Directors may determine. We refer to these types of awards as other stock-based awards. Other stock-based awards may be available as a form of payment in settlement of other awards granted under the 2019 Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of our Common Stock or in cash, as our Board of Directors may determine. The award agreement of an other stock-based award may provide the holder of an other stock-based award with the right to receive dividend equivalents. Dividend equivalents will be credited to an account for the participant, may be settled in cash and/or shares of our Common Stock as provided in the award agreement, and will be subject to the same restrictions on transfer and forfeitability as the other stock-based award with respect to which they are paid.
Cash Awards. Under the 2019 Plan, the Board of Directors has the right to grant cash-based awards including awards subject to performance conditions.
Performance Conditions. Our Board of Directors may specify that the degree of granting, vesting and/or payout of any award is subject to the achievement of one or more of the following performance measures established by the Board of Directors, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following measures (and which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board of Directors): (i) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; (ii) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; (iii) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; (iv) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; (v) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets; (vi) new product or service releases; (vii) the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the Board from time to time; (viii) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, (ix) improvement of financial ratings, (x) achievement of balance sheet or income statement objectives, (xi) total stockholder return; and/or (xii) any other measure selected by the Board. Such goals may reflect, as applicable, absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board of Directors may specify that such performance measures will be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) charges for restructuring and rationalization programs; and/or (vi) any other factors that the Board may determine. Such performance measures: (i) may vary by participant and may be different for different awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and (iii) may cover such period as may be specified by the Board of Directors. The Board of Directors shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Our Board of Directors may adjust the cash or number of shares payable pursuant to a performance award, and the Board of Directors may, at any time, waive the achievement of the applicable performance measures, including in the case of the death or disability of the participant or a change in control of the Company.
Awards to Non-Employee Directors
Initial Grant. Upon the commencement of service on the Board of Directors, each non-employee director will automatically be granted an option to purchase 90,000 shares of Common Stock.
Annual Grant. On the date of each annual meeting of stockholders of the Company, each non-employee director who is both serving as a member of the Board of Directors immediately prior to and immediately following such annual meeting will automatically be granted an option to purchase 45,000 shares of Common Stock; provided, however, that a director will not be eligible to receive an annual option grant unless such director served on the Board of Directors on the last day of the immediately preceding calendar year.
Additional Grants. Upon commencement of service in the following positions by any non-employee director, and each anniversary thereafter that such individual continues to serve in such position, the director will automatically be granted an additional option to purchase the number of shares of Common stock indicated below:
•	If the individual serves as Chair of the Board of Directors, an additional option to purchase 12,000 shares of Common Stock;
•	If the individual serves as lead outside director of the Board of Directors and is not also chair of the Board of Directors, an additional option to purchase 10,000 shares of Common Stock.
The foregoing numbers of shares of Common Stock subject to each of the initial grants, annual grants, and additional grants are subject to adjustment in the event of stock splits, stock dividends or similar events.
Terms of Director Options. Options granted to non-employee directors under the 2019 Plan shall (i) have an exercise price equal to the fair market value of the Common Stock on the date of grant of the option, (ii) vest in equal quarterly installments (with respect to one-eighth (1/8th) of the shares subject to the option grant in the case of initial grants and with respect to one-fourth (1/4th) of the shares subject to the option grant in the case of annual grants and additional grants), in each case on the last day of each calendar quarter. No additional vesting shall take place after the individual ceases to serve as a director, provided that the initial grants, annual grants, and additional grants will immediately vest in the case of the death or disability of the director or a change in control of the Company. Each such option will expire on the earlier of 10 years from the date of grant and one year following cessation of service on the Board and will contain such other terms and conditions as the Board shall determine.
Notwithstanding the foregoing, the Board of Directors retains specific authority to increase or decrease from time to time the number of shares of Common Stock subject to the options granted to non-employee directors under the 2019 Plan and further retains the specific authority to grant other Awards in addition to, or in lieu of, some or all of the options described above.

Eligibility to Receive Awards
All of our employees, officers, and directors, as well as our consultants and advisors, are eligible to receive awards under the 2019 Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.
Transferability of Awards
Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to awards that are subject to Section 409A of the Code, our Board of Directors may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof if we would be eligible to use a Form S-8 under the Securities Act of 1933, as amended for the registration of the sale of the Common Stock subject to such award to the proposed transferee. Further, we are not required to recognize any transfer until such time as the participant and the permitted transferee have, as a condition to the transfer, delivered to us a written instrument in form and substance satisfactory to us confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to the Company.
No Rights as a Stockholder; Clawback
No participant shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an award granted under the 2019 Plan until becoming a record holder of such shares, subject to the terms of an award agreement. In accepting an award under the 2019 Plan, a participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.
Plan Benefits
As of March 31, 2022, approximately 70 persons were eligible to receive awards under the 2019 Plan, including the Company’s five executive officers, twenty-five additional employees, thirty-three consultants and advisors, and seven non-employee directors.
On March 31, 2022, the last reported sale price of the Company Common Stock on the Nasdaq was $1.14 per share.
New Plan Benefits Table
The granting of awards under the 2019 Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group, other than as set forth below. We are obligated to grant each of our non-employee directors, with the exception of Mr. Kango, an option to purchase 45,000 shares in 2022 under the terms of our 2019 Plan (after taking into account Amendment No. 1). Future awards of options to purchase shares will be made to non-employee directors in years subsequent to 2022.

If our stockholders do not approve Amendment No. 2 to the 2019 Plan, the Company will not have sufficient shares remaining available for grant under the 2019 Plan to make the annual grants to directors. In such case, the Board of Directors will determine the appropriate number of stock options to grant to our non-employee directors, if any, as an annual grant. The table below assumes that our stockholders will be approve Amendment No. 2 and that the annual grants set forth in Amendment No. 1 to the 2019 Plan will be made.
Name and Position	Dollar Value	Number of Shares of Common Stock Underlying Option Awards
Adelene Q. Perkins, Chief Executive Officer	—	—
Robert Ilaria, Jr., M.D., Chief Medical Officer	—	—
Stephane Peluso, Ph.D., Chief Scientific Officer	—	—
All current executive officers as a group	—	—
All current directors who are not executive officers as a group	(1)	270,000(2)
All employees, including all current officers who are not executive officers, as a group	—	—
(1)	The value of these stock options to be granted under the Plan will be the grant-date fair market value.
(2)
Represents the annual stock option award to purchase shares of common stock to be granted in 2022 to each non-employee director. Under the 2019 Plan, as amended, each non-employee director, with the exception of Mr. Kango, will receive an annual stock option award of 45,000 shares on June 16, 2022. This calculation excludes options that the non-employee directors will be entitled to receive under the Plan for subsequent years following 2022 (should the non-employee director be re-elected to our Board of Directors).

The following table sets forth, as of March 31, 2022, the stock option and restricted stock grants made under the 2019 Plan since its adoption to the individuals indicated below:
Name and Position	Option Awards	Restricted Stock Awards
Named Executive Officers
Adelene Q. Perkins, Chief Executive Officer	1,909,350	155,134
Robert Ilaria, Jr., M.D., Chief Medical Officer	87,472	—
Stephane Peluso, Ph.D., Chief Scientific Officer	87,027	—
All current executive officers as a group	4,160,099	291,829
All current directors who are not executive officers as a group	870,000	42,073
Each nominee for election as a director
Adelene Q. Perkins, Chief Executive Officer	1,909,350	155,134
Samuel Agresta, M.D., M.P.H.	120,000	—
David Beier, J.D.	90,000	3,061
Anthony B. Evnin, Ph.D.	90,000	39,012
Richard Gaynor, M.D.	90,000	—
Sujay R. Kango	90,000	—
Brian Schwartz, M.D.	270,000	—
Norman C. Selby	120,000	—
Each associate of any of such directors, executive officers or nominees	—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—	—
All employees, including all current officers who are not executive officers, as a group	1,919,255	—
Administration
The 2019 Plan is administered by our Board of Directors. Our Board of Directors has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2019 Plan that it deems advisable and to construe and interpret the provisions of the 2019 Plan and any award agreements entered into under the 2019 Plan. Our Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the 2019 Plan or any award. All actions and decisions by our Board of Directors with respect to the 2019 Plan and any awards made under the 2019 Plan will be made in our Board of Directors’ discretion and will be final and binding on all persons having or claiming any interest in the 2019 Plan or in any award.
Pursuant to the terms of the 2019 Plan, our Board of Directors may delegate any or all of its powers under the 2019 Plan to one or more committees or subcommittees of our Board of Directors. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2019 Plan, including the granting of awards to executive officers. Awards granted to non-employee directors must be granted and administered by a committee of the Board of Directors, all of the members of which are independent directors as defined by Section 5605(a)(2) of the Nasdaq rules.
Subject to any applicable limitations contained in the 2019 Plan, the Board of Directors, the Compensation Committee, or any other committee or officer to whom the Board of Directors delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of Common Stock, cash or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards.
Each award under the 2019 Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and our Board of Directors need not treat participants uniformly. Our Board of Directors will determine the effect on an award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award. The Board of Directors may at any time provide that any award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.
In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our Common Stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our Board of Directors, to (i) the number and class of securities available under the 2019 Plan, (ii) the share counting rules set forth in the 2019 Plan, (iii) the sublimits contained in the 2019 Plan, (iv) the number and class of securities and exercise price per share of each outstanding option, (v) the share- and per-share provisions and the measurement price of each outstanding SAR, (vi) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vii) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award.
We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the 2019 Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our Board of Directors’ approval) arising out of any act or omission to act concerning the 2019 Plan unless arising out of such person’s own fraud or bad faith.
Amendment of awards. Except as otherwise provided under the 2019 Plan with respect to repricing outstanding stock options or SARs, our Board of Directors may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless our Board of Directors determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the 2019 Plan or the change is otherwise permitted under the terms of the 2019 Plan in connection with a change in capitalization or reorganization event.
Reorganization Events & Change in Control Events
The 2019 Plan contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the 2019 Plan as (a) any merger or consolidation of us with or into another entity as a result of which all of our Common Stock is converted into or exchanged for the right to receive cash, securities or other property, or is canceled, (b) any transfer or disposition of all of our Common Stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution.
Provisions Applicable to Awards Other than Restricted Stock. Under the 2019 Plan, if a reorganization event occurs, our Board of Directors may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted stock on such terms as our Board of Directors determines (except to the extent specifically provided otherwise in an applicable award agreement or another agreement between a participant and us): (1) provide that such awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (2) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately before the reorganization event and/or that all of the participant’s unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (3) provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such reorganization event, (4) in the event of a reorganization event under the terms of which holders of our Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each award held by a participant equal to (A) the number of shares of our Common Stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, (5) provide that, in connection with our liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (6) any combination of the foregoing. Our Board of Directors is not obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically. Certain restricted stock unit awards that are subject to Section 409A of the Code will be settled in accordance with the terms of the applicable award agreement.
Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless our Board of Directors determines otherwise, apply to the cash, securities or other property which our Common Stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. However, our Board of Directors may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between a participant and us, either initially or by amendment or provide for forfeiture of such restricted stock if issued at no cost. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any award of restricted stock or any other agreement between the participant and us, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.
The 2019 Plan also contains provisions addressing the consequences of any Change in Control Event, which is generally defined as (a) the acquisition of beneficial ownership of our capital stock if, after such acquisition, the acquirer owns 50% or more of the then-outstanding shares of our Common Stock or 50% or more of the combined voting power of our then-outstanding securities entitled to vote generally in the election of our directors, subject to certain limitations, (b) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange or a sale or other disposition of all or substantially all of our assets, subject to certain limitations, (c) such time as our continuing directors (as defined under the 2019 Plan) cease to constitute a majority of our board (or, if applicable, the board of directors of our successor corporation) or (d) our liquidation or dissolution. Upon the occurrence of a Change in Control Event, unless otherwise provided in an award or other agreement between the Company and the participant, each award will become immediately vested in full, and free from all conditions or restrictions.
Provisions for Foreign Participants
The Board of Directors may establish one or more sub-plans under the 2019 Plan to satisfy applicable securities, tax or other laws of various jurisdictions. The Board of Directors will establish such sub-plans by adopting supplements to the 2019 Plan containing any limitations on the Board of Director’s discretion under the

2019 Plan and any additional terms and conditions not otherwise inconsistent with the 2019 Plan as the Board of Directors deems necessary or desirable. All supplements adopted by the Board of Directors will be deemed to be part of the 2019 Plan, but each supplement will only apply to participants within the affected jurisdiction.
Amendment or Termination
If we receive stockholder approval of the 2019 Plan, no award may be granted under the 2019 Plan after June 13, 2029, but awards previously granted may extend beyond that date. Our Board of Directors may amend, suspend or terminate the 2019 Plan or any portion of the 2019 Plan at any time, except that no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until such amendment has been approved by our stockholders. If the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if our Common Stock is not then listed on any national securities exchange), no amendment of the 2019 Plan materially increasing the number of shares authorized under the plan, expanding the types of awards that may be granted under the plan or materially expanding the class of participants eligible to participate in the plan will be effective unless and until the Company’s stockholders approve such amendment. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our Board of Directors may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the 2019 Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the 2019 Plan at the time the amendment is adopted, provided that our Board of Directors determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the 2019 Plan. No award will be made that is conditioned on stockholder approval of any amendment to the 2019 Plan unless the award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of our Common Stock) prior to the receipt of such stockholder approval.
If stockholders do not approve the adoption of the 2019 Plan, the 2019 Plan will not go into effect, and the Company will not grant any awards under the 2019 Plan. In this event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.
Federal Income Tax Consequences
The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2019 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.
Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.
A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
Stock Appreciation Rights. A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Units. A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the 2019 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying Common Stock.
Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Although stockholder approval of the appointment of Ernst & Young LLP is not required by law, our Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved by our stockholders at the 2022 Annual Meeting, our Audit Committee will reconsider its appointment of Ernst & Young LLP.
Representatives of Ernst & Young LLP are expected to attend the 2022 Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.
Our Board of Directors recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2022 fiscal year.
OTHER MATTERS
Our Board of Directors is not aware of any other matters that are likely to be brought before the 2022 Annual Meeting. If other matters are properly brought before the 2022 Annual Meeting, including a proposal to adjourn the meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.
We hope that you will attend the Annual Meeting. Whether or not you plan to attend, we urge you to vote your shares over the Internet or by telephone, or complete, date, sign and return the enclosed proxy card in the accompanying postage-prepaid envelope. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated.

Appendix A
INFINITY PHARMACEUTICALS, Inc.

2019 EQUITY INCENTIVE PLAN
1. Purpose
The purpose of this 2019 Equity and Incentive Plan (the “Plan”) of Infinity Pharmaceuticals, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and cash and equity performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).
2. Eligibility
All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), RSUs (as defined in Section 7), Other Stock-Based Awards (as defined in Section 8) and Cash-Based Awards (as defined in Section 8). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
3. Administration and Delegation
(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.
(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.
(c) Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).

(d) Awards to Non-Employee Directors. Awards to non-employee directors will be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules.
4. Stock Available for Awards
(a) Number of Shares; Share Counting.
(1) Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to a number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), as is equal to the sum of:
(A) 5,800,000 shares of Common Stock; and
(B) such additional number of shares of Common Stock (up to 9,561,971 shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s 2010 Stock Incentive Plan, as amended (the “2010 Plan”) that remain available for grant under the 2010 Plan immediately prior to the date that the Plan is approved by the Company’s stockholders (the “Effective Date”) and (y) the number of shares of Common Stock subject to awards granted under the 2010 Plan and under the Company’s 2000 Stock Incentive Plan, as amended (the “2000 Plan”) which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations under the Code). For the avoidance of doubt, (i) to the extent a share that was subject to an award granted under the 2010 Plan that counted as one share is returned to the Plan pursuant to this Section 4(a)(1)(B), each applicable share reserve will be credited with one share and (ii) to the extent that a share that was subject to an award granted under the 2010 Plan that counted as 1.35 shares is returned to the Plan pursuant to this Section 4(a)(1)(B), each applicable share reserve will be credited with 1.35 shares.
Any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
(2) Fungible Share Pool. Subject to adjustment under Section 10, any Award that is not a Full-Value Award (as defined below) shall be counted against the share limits specified in Sections 4(a)(1) as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) as 1.35 shares for each one share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any award of Restricted Stock, RSUs or Other Stock-Based Award with a per share price or per unit purchase price lower than 100% of the fair market value per share of Common Stock (valued in the manner determined or approved by the Board) on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.35 shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with 1.35 shares.
(3) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a) and under the sublimit contained in Section 4(b):
(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan and against the sublimits contained in Section 4(b); provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B) to the extent that an RSU may be settled only in cash, no shares shall be counted against the shares available for the grant of Awards under the Plan;
(C) if any Award (i) expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan and against the sublimits contained in Section 4(b) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;
(D) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and
(E) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.
(b) Per Participant Limit. Subject to adjustment under Section 10, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan in the form of Options or SARs shall be 1,000,000 per calendar year. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan in the form of Restricted Stock, RSUs, or Other Stock-Based Awards shall be 1,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award.
(c) Awards to Non-Employee Directors.
(1) Initial Grant. Upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, such person shall automatically be granted a Nonstatutory Stock Option (as defined below) to purchase 60,000 shares of Common Stock (subject to (i) adjustment under Sections 4(c)(5), 4(c)(6) and 10 and (ii) the limitations set forth in Section 4(b)).
(2) Annual Grant. On the date of each annual meeting of stockholders of the Company, each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, shall automatically be granted a Nonstatutory Stock Option to purchase 30,000 shares of Common Stock (subject to (i) adjustment under Sections 4(c)(5), 4(c)(6) and 10 and (ii) the limitations set forth in Section 4(b)); provided, however, that a director shall not be eligible to receive an option grant under this Section 4(c)(2) unless such director served on the Board on the last day of the immediately preceding calendar year.
(3) Additional Grants. Upon the commencement of service in the following positions by any individual who is not then an employee of the Company or any of its subsidiaries, and each anniversary thereafter that such individual is continuing to serve in such position, such person shall automatically be granted a Nonstatutory Stock Option to purchase the number of shares of Common Stock (subject to (i) adjustment under Sections 4(c)(5), 4(c)(6) and 10 and (ii) the limitations set forth in Section 4(b)) indicated below:
(A) if the individual serves as chair of the Board, a Nonstatutory Stock Option to purchase 12,000 shares of Common Stock; and

(B) if the individual serves as lead outside director of the Board and is not also chair of the Board, a Nonstatutory Stock Option to purchase 10,000 shares of Common Stock.
(4) Terms of Director Options. Options granted under this Section 4(c) shall (i) have an exercise price equal to the Grant Date Fair Market Value of the Common Stock (as defined below), (ii) vest in equal quarterly installments (with respect to one-eighth (1/8th) of the shares subject to the Option grant in the case of Initial Grants under Section 4(c)(1) and with respect to one-fourth (1/4th) of the shares subject to the option grant in the case of Annual Grants and Additional Grants under Sections 4(c)(2) and (3) respectively) on the last day of each calendar quarter provided that the individual is serving on the Board or in the positions listed in Section 4(c)(3), as applicable, on such date, provided that no additional vesting shall take place after the Participant ceases to serve as a director and further provided that the Options granted under this Section 4(c) shall immediately vest in the case of death, disability or change in control, (iii) expire on the earlier of 10 years from the date of grant or one year following cessation of service on the Board and (iv) contain such other terms and conditions as the Board shall determine.
(5) Board Discretion. The Board retains specific authority to increase or decrease from time to time the number of shares subject to the Options granted under this Section 4(c).
(6) Non-Exclusive Grants. The Board retains the specific authority to grant other Awards in addition to or in lieu of some or all of the Options provided for in this Section 4(c).
(d) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.
5. Stock Options.
(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable.
(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Infinity Pharmaceuticals, Inc., any of Infinity Pharmaceuticals, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.
(c) Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) of the Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:
(1) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the applicable date; or

(2) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on the applicable date as reported by an over-the-counter marketplace designated by the Board; or
(3) if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise.
For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.
The Board has sole discretion to determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the Participants’ agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.
(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.
(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.
(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
(1) in cash or by check, payable to the order of the Company;
(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
(3) to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board) on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; provided, however, that in no event may a promissory note of the Participant be used to pay the Option exercise price; or
(6) by any combination of the above permitted forms of payment.
(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(d)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).
(h) No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.
(i) No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.
6. Stock Appreciation Rights
(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined by (or in a manner approved by) the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.
(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.
(c) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.
(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.
(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(d)) covering the same or a different number of shares of Common Stock and having a measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ.

(f) No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.
(g) No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.
7. Restricted Stock; RSUs
(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“RSUs”).
(b) Terms and Conditions for Restricted Stock and RSUs. The Board shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.
(c) Additional Provisions Relating to Restricted Stock.
(1) Dividends. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.
(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.
(d) Additional Provisions Relating to RSUs.
(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each RSU, the Participant shall be entitled to receive from the Company the number of shares of Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Board) an amount of cash equal to the fair market value (valued in the manner determined by (or in a manner approved by) the Board) of such number of shares or a combination thereof. The Board may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”).
(2) Voting Rights. A Participant shall have no voting rights with respect to any RSUs.
(3) Dividend Equivalents. The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be credited to an account for the Participant, may be settled in cash and/or shares of Common Stock as provided in the Award agreement and shall be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which paid. No interest will be paid on Dividend Equivalents.

8. Other Stock-Based and Cash-Based Awards
(a) General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).
(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.
(c) Dividend Equivalents. The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents shall be credited to an account for the Participant, may be settled in cash and/or shares of Common Stock as provided in the Award agreement and shall be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid. No interest will be paid on Dividend Equivalents.
9. Performance Awards.
(a) Grants. Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”).
(b) Performance Measures. The Board may specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Board, which may be based on the relative or absolute attainment of any combination of the following, which may be determined in accordance with generally accepted accounting principles (“GAAP”) or on a non-GAAP or other basis, as determined by the Board: (i) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; (ii) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; (iii) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; (iv) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; (v) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets; (vi) new product or service releases; (vii) the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the Board from time to time; (viii) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, (ix) improvement of financial ratings, (x) achievement of balance sheet or income statement objectives, (xi) total stockholder return; and/or (xii) any other measure selected by the Board. Such goals may reflect, as applicable, absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) charges for restructuring and rationalization programs; and/or (vi) any other factors that the Board may determine. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and (iii) may cover such period as may be specified by the Board.

The Board shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.
(c) Adjustments. The Board may adjust the cash or number of shares payable pursuant to such Performance Award, and the Board may, at any time, waive the achievement of the applicable performance measures, including in the case of the death or disability of the Participant or a change in control of the Company.
10. Adjustments for Changes in Common Stock and Certain Other Events
(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimits set forth in Sections 4(a) and 4(b) and the number of shares subject to Awards granted to non-employee directors pursuant to Section 4(c), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU and each Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
(b) Reorganization Events.
(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is canceled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.
(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.
(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/ or that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition

Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b)(2)(A), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.
(B) Notwithstanding the terms of Section 10(b)(2)(A)(i), in the case of outstanding RSUs that are subject to Section 409A: (i) if the applicable RSU agreement provides that the RSUs shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the RSUs shall instead be settled in accordance with the terms of the applicable RSU agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A, and the acquiring or succeeding corporation does not assume or substitute the RSUs pursuant to clause (i) of Section 10(b)(2)(A), then the unvested RSUs shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.
(C) For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment, or provide for forfeiture of such Restricted Stock if issued at no cost. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.
(c) Change in Control Events.
(1) “Change in Control Event” shall mean:
(A) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control Event: (1) any acquisition directly from the Company or (2) any acquisition by any entity pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (C) of this definition; or
(B) a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or
(C) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or
(D) the liquidation or dissolution of the Company.
Notwithstanding the foregoing, no event shall constitute a Change in Control Event unless such event also constitutes a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i).

(2) Consequences of a Change in Control Event on Awards other than Restricted Stock. Notwithstanding the provisions of Section 10(b), except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant, each Award other than Restricted Stock shall become immediately exercisable, realizable, or deliverable in full or restrictions applicable to such Awards shall lapse in full as of immediately prior to the Change in Control Event.
(3) Consequences of a Change in Control on Restricted Stock. Notwithstanding the provisions of Section 10(b), except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant, each Award of Restricted Stock shall become immediately free from all conditions and restrictions as of immediately prior to the Change in Control Event.
11. General Provisions Applicable to Awards
(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.
(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
(c) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award.
(d) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Company); provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by, or in a manner approved by, the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
(e) Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) related to repricings, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.
(f) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
(g) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.
12. Miscellaneous
(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
(b) No Rights As Stockholder; Clawback. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, the Participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.
(c) Effective Date and Term of Plan. The Plan shall become effective on the Effective Date. No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.
(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until the Company’s stockholders approve such amendment; and (ii) if the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if the Company’s Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(d) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.
(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
(f) Compliance with Section 409A of the Code. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.
The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not to satisfy the conditions of that section.
(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.
(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.
Approved by the Board of Directors — 12 March 2019
Approved by the Stockholders — 13 June 2019

AMENDMENT NO. 1 TO
2019 STOCK INCENTIVE PLAN
OF
INFINITY PHARMACEUTICALS, INC.
The 2019 Equity Incentive Plan, as amended (the “Plan”) of Infinity Pharmaceuticals, Inc. is hereby amended as follows:
1. Section 4(c) of the Plan is hereby deleted and new Sections 4(c) is inserted in lieu thereof which shall read as follows:
“(c) Awards to Non-Employee Directors.
1. Initial Grant. Upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, such person shall automatically be granted a Nonstatutory Stock Option (as defined below) to purchase 90,000 shares of Common Stock (subject to (i) adjustment under Sections 4(c)(5), 4(c)(6) and 10 and (ii) the limitations set forth in Section 4(b)).
2. Annual Grant. On the date of each annual meeting of stockholders of the Company, each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, shall automatically be granted a Nonstatutory Stock Option to purchase 45,000 shares of Common Stock (subject to (i) adjustment under Sections 4(c)(5), 4(c)(6) and 10 and (ii) the limitations set forth in Section 4(b)); provided, however, that a director shall not be eligible to receive an option grant under this Section 4(c)(2) unless such director served on the Board on the last day of the immediately preceding calendar year.
3. Additional Grants. Upon the commencement of service in the following positions by any individual who is not then an employee of the Company or any of its subsidiaries, and each anniversary thereafter that such individual is continuing to serve in such position, such person shall automatically be granted a Nonstatutory Stock Option to purchase the number of shares of Common Stock (subject to (i) adjustment under Sections 4(c)(5), 4(c)(6) and 10 and (ii) the limitations set forth in Section 4(b)) indicated below:
(A) if the individual serves as chair of the Board, a Nonstatutory Stock Option to purchase 12,000 shares of Common Stock; and
(B) if the individual serves as lead outside director of the Board and is not also chair of the Board, a Nonstatutory Stock Option to purchase 10,000 shares of Common Stock.
4. Terms of Director Options. Options granted under this Section 4(c) shall (i) have an exercise price equal to the Grant Date Fair Market Value of the Common Stock (as defined below), (ii) vest in equal quarterly installments (with respect to one-eighth (1/8th) of the shares subject to the Option grant in the case of Initial Grants under Section 4(c)(1) and with respect to one-fourth (1/4th) of the shares subject to the option grant in the case of Annual Grants and Additional Grants under Sections 4(c)(2) and (3) respectively) on the last day of each calendar quarter provided that the individual is serving on the Board or in the positions listed in Section 4(c)(3), as applicable, on such date, provided that no additional vesting shall take place after the Participant ceases to serve as a director and further provided that the Options granted under this Section 4(c) shall immediately vest in the case of death, disability or change in control, (iii) expire on the earlier of 10 years from the date of grant or one year following cessation of service on the Board and (iv) contain such other terms and conditions as the Board shall determine.
5. Board Discretion. The Board retains specific authority to increase or decrease from time to time the number of shares subject to the Options granted under this Section 4(c).
6. Non-Exclusive Grants. The Board retains the specific authority to grant other Awards in addition to or in lieu of some or all of the Options provided for in this Section 4(c).”
Except as set forth above, the remainder of the Plan remains in full force and effect.
Adopted by the Board of Directors on March 25, 2022

AMENDMENT NO. 2 TO
2019 STOCK INCENTIVE PLAN
OF
INFINITY PHARMACEUTICALS, INC.
The 2019 Stock Incentive Plan, as amended (the “Plan”) of Infinity Pharmaceuticals, Inc. is hereby amended as follows:
1. Section 4(a)(1) of the Plan is hereby deleted and a new Section 4(a)(1) is inserted in lieu thereof which shall read as follows:
“4. Stock Available for Awards
(a) Number of Shares; Share Counting.
(1) Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to a number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), as is equal to the sum of:
(A) 12,300,000 shares of Common Stock; and
(B) such additional number of shares of Common Stock (up to 9,561,971 shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s 2010 Stock Incentive Plan, as amended (the “2010 Plan”) that remain available for grant under the 2010 Plan immediately prior to the date that the Plan is approved by the Company’s stockholders (the “Effective Date”) and (y) the number of shares of Common Stock subject to awards granted under the 2010 Plan and under the Company’s 2000 Stock Incentive Plan, as amended (the “2000 Plan”) which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations under the Code). For the avoidance of doubt, (i) to the extent a share that was subject to an award granted under the 2010 Plan that counted as one share is returned to the Plan pursuant to this Section 4(a)(1)(B), each applicable share reserve will be credited with one share and (ii) to the extent that a share that was subject to an award granted under the 2010 Plan that counted as 1.35 shares is returned to the Plan pursuant to this Section 4(a)(1)(B), each applicable share reserve will be credited with 1.35 shares.
Any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”
Except as set forth above, the remainder of the Plan remains in full force and effect.
Approved by the Board of Directors – April 14, 2022
[Approved by the Stockholders    ]

Infinity™ PHARMACEUTICALS

INFINITY PHARMACEUTICALS, INC.
C/O AMERICAN STOCK TRANSFER & TRUST CO., LTD.
6201 15TH AVE.
BROOKLYN, NY 11219

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Samuel Agresta	☐	☐	☐
1b. David Beier	☐	☐	☐
1c. Anthony B. Evnin	☐	☐	☐
1d. Richard Gaynor	☐	☐	☐
1e. Sujay R. Kango	☐	☐	☐
1f. Adelene Q. Perkins	☐	☐	☐
1g. Brian Schwartz	☐	☐	☐
1h. Norman C. Selby	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. To approve on an advisory basis the compensation of our named executive officers.	☐	☐	☐
3. To approve an amendment of our 2019 Equity Incentive Plan to reserve an additional 6,500,000 shares of common stock for issuance thereunder.	☐	☐	☐
4. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2022 fiscal year.	☐	☐	☐

Please sign exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000567058_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
INFINITY PHARMACEUTICALS, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 16, 2022

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Adelene Q. Perkins, Lawrence E. Bloch, and Seth A. Tasker or each of them, with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2022 Annual Meeting of Stockholders (the "Annual Meeting") of Infinity Pharmaceuticals, Inc. and at any adjournments or postponements thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Annual Meeting, and, in their discretion, upon any other matters which may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. **IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3, and 4.**

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0000567058_2 R1.0.0.24

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE